As filed with the Securities and Exchange Commission on February 24, 1998


                                                Registration No. 333-46799


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           _______________________

                               AMENDMENT NO. 1
                                     TO
                                  FORM S-4
           Registration Statement under The Securities Act of 1933

           _______________________________________________________

                         BERKSHIRE ENERGY RESOURCES
           (Exact name of Registrant as specified in its charter)

           ______________________________________________________

       Massachusetts                     6719                 04-3408946
State or other jurisdiction  (Primary standard industrial   (I.R.S. employer
    of incorporation or       classification code number)  identification no.)
       organization)


        115 Cheshire Road, Pittsfield, MA 01201-1879, (413) 442-1511
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                               Cheryl M. Clark
                                  Secretary
        115 Cheshire Road, Pittsfield, MA 01201-1879, (413) 442-1511
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            _____________________

                               With Copies To:

                            James M. Avery, Esq.
                    Rich, May, Bilodeau & Flaherty, P.C.
                            294 Washington Street
                        Boston, Massachusetts  02108
                               (617) 482-1360
                               ______________


      Approximate date of commencement of proposed sale of the securities to the public: At the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into The Berkshire Gas Company, which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all conditions to closing of such merger as described in the enclosed Proxy
Statement/Prospectus.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

      If this form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _________________

                          ________________________

                       CALCULATION OF REGISTRATION FEE

  Title of Each Class of                                     Proposed Maximum            Proposed Maximum           Amount of
Securities to be Registered    Amount to be Registered    Offering Price Per Unit    Aggregate Offering Price    Registration Fee

      Common Shares,
    without par value             2,385,252 shares             $22-11/16(1)             $54,115,404.75(1)         $15,964.05(1)

--------------------
<F1>  The Registration Fee was calculated in accordance with Rule 457(f)(1), based on the average of the high and low sales prices for shares of
      Common Stock of The Berkshire Gas Company as quoted in the NASDAQ
      National Market System on February 18, 1998.

                            ____________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                   [THE BERKSHIRE GAS COMPANY LETTERHEAD]



                                        March 25, 1998



Dear Shareholder:


      You are cordially invited to attend the Special Meeting of Shareholders of The Berkshire Gas Company ("Berkshire Gas") on Friday, May 8, 1998 at 1:00 p.m. at the Berkshire Gas offices, 115 Cheshire Road, Pittsfield, Massachusetts 01201-1879.


      At the Special Meeting you will be asked to consider and vote on a proposal to form a holding company for Berkshire Gas. The Board of Directors and management of Berkshire Gas consider this change to be in the best interests of Berkshire Gas and its shareholders. The new structure is designed to enable Berkshire Gas to respond more effectively and efficiently to competitive changes occurring in the natural gas utility industry and to new business opportunities that may arise from these changes. The new structure will allow clear separation of the new holding company's regulated and unregulated lines of business in a manner consistent with the utility industry restructuring principles outlined by the Massachusetts Department of Telecommunications and Energy (formerly the Department of Public Utilities) and in recent amendments to legislation affecting Massachusetts gas companies. Nearly all Massachusetts investor-owned electric utilities are already organized in this manner, as are a number of Massachusetts investor-owned natural gas utilities.

      The attached series of questions and answers provides information on the proposed holding company, what it is and how it would affect the individual shareholder. The enclosed Proxy Statement/Prospectus contains a more extensive discussion of the proposal.

      The Board of Directors and management of Berkshire Gas unanimously recommend approval of the holding company structure and urge you to vote for the proposed restructuring. A two-thirds majority of all shareholders is required to approve the proposal, and your vote is critical to achieving a successful outcome.

      Your vote at the Special Meeting is important, regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting, please sign, date and return your proxy as soon as possible in the envelope provided.


                                       Sincerely,

/s/ Franklin M. Hundley                /s/ Scott S. Robinson
___________________________            __________________________
Franklin M. Hundley                    Scott S. Robinson
Chairman of the Board                  President and Chief Executive Officer


               THE HOLDING COMPANY AND HOW IT WOULD AFFECT YOU

The proxy statement for the Special Meeting contains an extensive discussion of a proposal to form a holding company structure for The Berkshire Gas Company ("Berkshire Gas"). This proposal is briefly summarized below. Each answer references to the page or pages of the Proxy Statement/Prospectus in which the topic is discussed in more detail. Shareholders are urged to read the Proxy Statement/Prospectus and the appendices thereto in their entirety.


WHAT IS BEING PROPOSED?


The Board of Directors of Berkshire Gas proposes to form a holding company, a structure which is commonly used throughout the utility industry, including Massachusetts, where nearly every investor-owned electric utility already has such a structure, as well as several investor-owned natural gas utilities. Berkshire Gas would become a subsidiary of the new holding company. Current holders of Berkshire Gas' common stock would own common shares of the holding company instead of stock in Berkshire Gas itself. (Please see pages 8 to 10 of the Proxy Statement/Prospectus.) New subsidiary companies could be formed, which would be separate from Berkshire Gas, but owned by the new holding company. First, retail propane operations now performed through a division of Berkshire Gas would be transferred to a new subsidiary. Second, a management services company would be formed to provide certain administrative services to Berkshire Gas, the new holding company and other subsidiaries of the holding company for a charge based upon the cost attributable to providing such services. Finally, in the event that new business opportunities in the competitive marketplace are pursued, a new subsidiary company (or companies) could be formed.


The charts below depict Berkshire Gas' current structure and the proposed holding company structure:
  ___________________________________________________________________________
 |                             CURRENT STRUCTURE                             |
 |___________________________________________________________________________|
 |                                                                           |
 |                         HOLDERS OF COMMON STOCK                           |
 |             AND HOLDERS OF 4.8% CUMULATIVE PREFERRED STOCK                |
 |                                    :                                      |
 |                                    :                                      |
 |                              Berkshire Gas                                |
 |___________________________________________________________________________|

  ___________________________________________________________________________
 |                                                                           |
 |                           PROPOSED STRUCTURE                              |
 |___________________________________________________________________________|
 |                        HOLDERS OF COMMON SHARES                           |
 |                                    :                                      |
 |                                    :                                      |

 |HOLDERS OF 4.8% CUMULATIVE       Holding                                   |
 |PREFERRED STOCK                  Company                                   |
 |       :                            :                                      |
 |       :                            :                                      |
 |       :    ...........................................                    |
 |       :    :              :            :             :                    |
 |       :    :              :            :             :                    |
 |       Berkshire Gas    Berkshire    Potential New    Management Services  |
 |                        Propane      Subsidiaries     Company              |
 |___________________________________________________________________________|


WHY IS A HOLDING COMPANY BEING FORMED?

In recent years, many state utility commissions, including the Massachusetts Department of Telecommunications and Energy ("Massachusetts DTE"; formerly the Department of Public Utilities), have initiated inquiries into restructuring the natural gas utility industry with a goal of promoting competition and extending to all customers the broadest possible choice of natural gas suppliers. In November, 1997 the Massachusetts legislature enacted a comprehensive bill to restructure the electric utility industry (the "Restructuring Act"), many provisions of which will affect gas utilities.

The Massachusetts DTE's decisions, as well as the Restructuring Act, are establishing new competitive markets for energy and other related services. The Massachusetts DTE has specifically recognized the changing nature of the energy marketplace and the need for utilities to restructure in order to participate effectively in these new markets while, at the same time, protecting ratepayers' interests. Berkshire Gas' management believes that the Massachusetts DTE's rules and decisions and the Restructuring Act suggest that an effective means for gas utilities to participate in these competitive markets is through unregulated affiliates within a holding company corporate structure.

The Massachusetts DTE's decisions regarding the restructuring of the electricity and natural gas markets, as well as the Restructuring Act, advance several central components to seek an appropriate balance of the needs of all participants in the natural gas market. First, the Massachusetts DTE's decisions and the Restructuring Act have sought to achieve the "functional separation" and distinct pricing of the services traditionally provided on a consolidated or "bundled" basis by gas utilities so as to enhance the development of certain competitive markets. On July 18, 1997, the Massachusetts DTE sent a letter to Berkshire Gas and other Massachusetts local distribution companies mandating the establishment of a collaborative forum to establish principles and procedures for such functional separation and pricing, sometimes referred to as "unbundling," of all natural gas and local distribution companies' ("LDC's") services with a goal of creating a more competitive natural gas market. The Massachusetts DTE stated that a more competitive gas market would: 1) provide the broadest possible customer choice; 2) provide all customers with an opportunity to share in the benefits of increased competition; 3) ensure full and fair competition in the gas supply market; 4) functionally separate supply from local distribution services; 5) support and further the goals of environmental regulation; and, 6) rely on incentive regulation where a fully competitive market cannot exist, or does not exist. Such collaborative forum is currently underway. In addition, in a letter of August 18, 1997 to

Massachusetts LDC's, the Massachusetts DTE stated that each Massachusetts LDC eventually will be required to submit its own unbundling proposal for the Massachusetts DTE's review and that, as a condition precedent to a meaningful unbundling proposal, each LDC will be required to provide fully unbundled rates for each rate class served by each local distribution company. Specifically, the Department stated that it expects that Berkshire Gas will submit, for an effective date no later than November 1, 1998, such fully unbundled rates for each rate class.

The second component of the above-described utility industry restructuring initiatives involves the continuing regulation of other traditional utility activities, such as the distribution function, by the Massachusetts DTE so as to ensure the continuing provision of safe and reliable service to customers at reasonable rates. After the proposed corporate restructuring, Berkshire Gas will continue to provide many traditional utility services and will be subject to the continuing regulation of the Massachusetts DTE.

The third component of Massachusetts DTE and legislative restructuring initiatives relates to the development of competitive markets for energy and other related services, with utilities participating in such markets through affiliates subject to appropriate standards of conduct. Berkshire Gas' opportunities for long-term growth will, in part, be dependent upon its ability to compete in new competitive markets. The Massachusetts DTE's rules and the Restructuring Act both include provisions relating to the specific limitations upon which regulated utilities may participate in the new competitive energy markets so as to avoid unfair competitive advantages or the cross-subsidization of such activities by utility ratepayers. The Massachusetts DTE's rules include specific requirements relating to the functional and legal separation of the activities of regulated utilities and their competitive affiliates.

Given this emerging regulatory structure, the Massachusetts DTE has recognized a utility company's need for flexibility and speed in order to respond in a timely manner to the opportunities and challenges in the changing energy marketplace. Many competitive opportunities could be frustrated or lost if pursued by a utility or through a subsidiary of a utility due to the requirements of the regulatory process, including, for example, the need to obtain Massachusetts DTE approval for a gas company to invest in a subsidiary. The Massachusetts DTE has also recognized that alternative organizational structures may afford a utility the flexibility to accomplish its objectives while also furthering the Massachusetts DTE's goals of unbundling and fostering competition, maintaining appropriate separation between regulated and non-regulated activities and also streamlining regulatory review. The Massachusetts DTE has acknowledged that the holding company structure is one means by which a utility may achieve these objectives.

Assuming that natural gas industry restructuring in Massachusetts continues to proceed consistent with the above described requirements, at a minimum, Berkshire Gas has identified the need to adopt a corporate structure that:
1) can facilitate such unbundling; 2) permits the necessary separation of regulated and competitive operations; and 3) will afford the appropriate flexibility to pursue opportunities in new competitive markets. Berkshire Gas' management believes that the increasingly competitive natural gas industry, together with new energy-related technologies, may create significant new opportunities for energy service providers like Berkshire Gas in non-utility business ventures. Berkshire Gas' management believes that the pursuit of these new opportunities can be well accommodated in a holding company structure and is a key element of Berkshire Gas' strategy for long-term growth to benefit its shareholders and customers.


The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaging in both regulated and unregulated activities. The holding company structure would provide increased financial, managerial and organizational flexibility in order to better position Berkshire Gas to operate in this changing natural gas utility industry. Moreover, the new structure will facilitate clear separation of the new holding company's regulated and unregulated lines of business in a manner consistent with the principles outlined by the Massachusetts DTE and mandated in applicable legislation and regulation regarding competitive affiliates of Massachusetts gas companies. (Please see pages 8 to 14 of the Proxy Statement/Prospectus.)


IN WHAT TYPES OF BUSINESSES WOULD THE HOLDING COMPANY INVEST?


The primary focus of the holding company initially would be maintaining the strength of Berkshire Gas' core business of serving the natural gas utility and propane needs of its customers. While authorized to engage in any form of business, the new holding company would initially endeavor to develop businesses that are generally related to the provision of energy and energy-related services. For example, on February 6, 1998 Berkshire Gas formed a limited strategic marketing alliance with Conectiv/CNE, LLC, a joint venture of a subsidiary of Connecticut Energy Corporation, a public utility holding company, and a subsidiary of Delmarva Power & Light Company, a Delaware public utility, to market electricity, natural gas and energy-related services to customers in Massachusetts, Connecticut, Vermont and New York states. The holding company system would provide the flexibility for the legal and functional separation of such strategic marketing alliance (and other non-utility businesses) from the core business of Berkshire Gas. (Please see pages 9 to 14 of the Proxy Statement/Prospectus.)


WHY WOULD THE NEW HOLDING COMPANY BE ORGANIZED AS A MASSACHUSETTS BUSINESS TRUST INSTEAD OF A CORPORATION?


The new holding company would be formed as a Massachusetts business trust rather than a corporation due primarily to the potential Massachusetts income tax savings to the trust. The parent holding companies of all other investor-owned Massachusetts utility holding systems are also organized as business trusts. (Please see pages 19 to 22 of the Proxy Statement/Prospectus.)


HOW WOULD MY OWNERSHIP OF BERKSHIRE GAS STOCK BE AFFECTED BY THE NEW
STRUCTURE?


Owners of Berkshire Gas' common stock automatically would become owners of the holding company's common shares on a share-for-share basis. It is expected that the holding company's common shares would be traded on the

NASDAQ National Market System under the symbol "BERK." (Please see page 18 of the Proxy Statement/Prospectus.)


HOW WOULD THE HOLDING COMPANY STRUCTURE AFFECT COMMON AND PREFERRED STOCK DIVIDENDS?


While future dividends on the new holding company's common shares would depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, the trustees of the proposed holding company have no current intention to change the current Berkshire Gas dividend policy. In addition, it is expected that such dividends of the holding company would be declared and paid on approximately the same schedule of dates as that now followed by Berkshire Gas with respect to its common stock dividends. The preferred stock would continue to be a security of Berkshire Gas, not the holding company, and holders of the preferred stock would continue to have priority as to Berkshire Gas dividends.
(Please see pages 17 to 18 of the Proxy Statement/Prospectus.)


WHAT WOULD HAPPEN TO BERKSHIRE GAS' SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN?


Berkshire Gas' Share Owner Dividend Reinvestment and Stock Purchase Plan would be assumed by the holding company. Participants in the Plan automatically would become participants in the corresponding holding company plan. (Please see page 24 of the Proxy Statement/Prospectus.)


WOULD SHAREHOLDERS NEED TO TURN IN THEIR CURRENT STOCK CERTIFICATES?


It would not be necessary for holders of Berkshire Gas' common stock to exchange their stock certificates. Certificates for Berkshire Gas' common stock automatically would represent the same number of common shares of the holding company. New certificates bearing the name of the holding company would be issued in the future as outstanding certificates are presented for transfer. (Please see page 14 of the Proxy Statement/Prospectus.)


HOW WOULD FORMATION OF A HOLDING COMPANY AFFECT PERSONAL FEDERAL INCOME
TAXES?


Berkshire Gas' management believes that the formation of a holding company would not affect personal federal income taxes. The proposed transaction was structured so that there would be no gain or loss to you for federal income tax purposes on the conversion of your shares of Berkshire Gas common stock into the holding company shares pursuant to the restructuring. For capital gain purposes, the tax basis of the holding company shares received in exchange for shares of Berkshire Gas' common stock would be the same as the tax basis of your shares in Berkshire Gas, and the holding period of the holding company shares would include the holding period of your shares of Berkshire Gas' common stock, provided such stock is held as a capital asset at the time of the exchange. (Please see pages 16 to 17 of the Proxy Statement/Prospectus.)

WHAT EFFECT WOULD THERE BE ON HOLDERS OF BERKSHIRE GAS' PREFERRED STOCK AND DEBT SECURITIES?


Berkshire Gas' preferred stock and long-term debt securities, consisting primarily of first mortgage bonds and medium-term and senior notes, would be maintained in the reorganization and would remain as preferred stock and debt securities of Berkshire Gas. Berkshire Gas expects to negotiate acceptable consents with the holders of its long-term debt securities so as to effect the reorganization. (Please see page 17 of the Proxy Statement/Prospectus.)


WHAT WOULD THE NEW HOLDING COMPANY BE CALLED?


The name for the holding company is "Berkshire Energy Resources." (Please see page 9 of the Proxy Statement/Prospectus.)


WHO WOULD MANAGE THE HOLDING COMPANY AFTER THE HOLDING COMPANY STRUCTURE IS APPROVED BY THE SHAREHOLDERS?


The Board of Directors and the principal executive officers of Berkshire Gas would serve as the trustees and executive officers of the holding company upon completion of the reorganization. (Please see pages 22 to 23 of the Proxy Statement/Prospectus.)


HOW SOON WOULD THE HOLDING COMPANY STRUCTURE BE FORMED IF IT IS APPROVED BY THE SHAREHOLDERS?


Management intends to form the holding company structure by the end of 1998. However, any delays in obtaining the required approvals from regulatory agencies, such as the Massachusetts DTE, could impact that schedule.
(Please see pages 18 to 19 of the Proxy Statement/Prospectus.)


WHAT VOTE IS REQUIRED TO APPROVE THE HOLDING COMPANY PROPOSAL?


order for the holding company proposal to be approved under Massachusetts law, it must receive favorable votes, in person or by proxy, of the holders of two-thirds of the outstanding shares of Berkshire Gas' common stock. (Please see page 14 of the Proxy Statement/Prospectus.) In addition, the consent of the holders of at least two-thirds of the total number of shares of Berkshire Gas' 4.8% Cumulative Preferred Stock then outstanding will be required in connection with the reorganization.


CAN THE BROKER WHO HOLDS MY SHARES OF BERKSHIRE GAS COMMON STOCK VOTE THOSE SHARES ON MY BEHALF?


Your broker may not vote your shares without your specific direction because the National Association of Securities Dealers considers votes to form a holding company as non-discretionary. Your vote at the Special Meeting is important regardless of the number of shares that you own. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible in the envelope provided so that your shares can be voted in accordance with your instructions. (Please see page 24 of the Proxy Statement/Prospectus.)


                   THE ENCLOSED PROXY STATEMENT/PROSPECTUS
               CONTAINS A THOROUGH AND DETAILED DISCUSSION OF

BERKSHIRE GAS' PROPOSAL TO FORM A HOLDING COMPANY STRUCTURE.

                            (Berkshire Gas Logo)

                          THE BERKSHIRE GAS COMPANY

                          THE BERKSHIRE GAS COMPANY
                              115 Cheshire Road
                    Pittsfield, Massachusetts 01201-1879


               Notice of Special Meeting of Shareholders
                          to be held on May 8, 1998


To the Holders of Common Stock:


      The Special Meeting of Shareholders of The Berkshire Gas Company ("Berkshire Gas") will be held at the company's offices, 115 Cheshire Road, Pittsfield, Massachusetts 01201-1879, on Friday, May 8, 1998 at
1:00 p.m., for the following purposes:


      1. To approve a proposal to adopt a holding company structure for Berkshire Gas, all as more fully described in the accompanying Proxy Statement/Prospectus.

      2. To transact any other business which may properly come before the Special Meeting or any adjournment thereof.

      Further information as to the matters to be considered and acted on at the Special Meeting can be found in the accompanying Proxy
Statement/Prospectus.


      Only the holders of common stock of Berkshire Gas as of the close of business on March 12, 1998, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.


      Please sign, date and return the accompanying proxy in the enclosed addressed envelope, which requires no postage if mailed in the United States. Your proxy may be revoked at any time before the vote is taken by delivering to the Clerk a written revocation or a proxy bearing a later date or by oral revocation in person to the Clerk at the Special Meeting.

                                       By Order of the Board of Directors,


                                       /s/ Cheryl M. Clark
                                       Cheryl M. Clark
                                       Clerk

Pittsfield, Massachusetts
March 25, 1998


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the

Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                          THE BERKSHIRE GAS COMPANY
                              115 Cheshire Road
                    Pittsfield, Massachusetts 01201-1879

                               (413) 442-1511

                         PROXY STATEMENT/PROSPECTUS


      This Proxy Statement/Prospectus, together with the accompanying proxy, is being furnished to shareholders of The Berkshire Gas Company, a Massachusetts gas company ("Berkshire Gas"), in connection with solicitation of proxies by the Board of Directors of Berkshire Gas to be voted at the Special Meeting of Shareholders to be held on Friday, May 8, 1998 at Berkshire Gas' offices, 115 Cheshire Road, Pittsfield, Massachusetts (the "Special Meeting") for the following purposes:


      1. To approve a proposal to adopt a holding company structure for Berkshire Gas, all as more fully described in this Proxy Statement/Prospectus.

      2. To transact any other business which may properly come before the Special Meeting or any adjournment thereof.

      At the Special Meeting, the shareholders will be asked to approve the formation of a holding company structure for Berkshire Gas. The holding company structure will be established pursuant to a transaction governed by an Agreement and Plan of Merger (the "Merger Agreement") among Berkshire Gas, Berkshire Energy Resources, a Massachusetts business trust formed by Berkshire Gas ("Holdco"), and Berkshire Gas Mergeco Gas Company, Inc., a Massachusetts gas company formed by Holdco ("Mergeco"). At the time of the transaction contemplated within the Merger Agreement, Mergeco will be a wholly-owned subsidiary of Holdco, formed solely for the purpose of the transaction necessary to establish a holding company. Pursuant to the Merger Agreement, Mergeco will (i) merge with and into Berkshire Gas (the

"Merger") with Berkshire Gas being the surviving company and (ii) each outstanding share of the common stock of Berkshire Gas, $2.50 par value per share ("Berkshire Gas Common Stock"), will automatically be converted into one common share of Holdco ("Holdco Common Share"). As a result of the Merger, Berkshire Gas will therefore become a subsidiary of Holdco and the holders of Berkshire Gas Common Stock will become holders of Holdco Common Shares. The outstanding shares of Berkshire Gas 4.8% Cumulative Preferred Stock will be unchanged and will continue to be outstanding securities of Berkshire Gas. See "Proposal Regarding Plan of Restructuring -- General."

      If the restructuring is implemented, it will not be necessary for holders of Berkshire Gas Common Stock to surrender their existing stock certificates for Holdco share certificates. See "Proposal Regarding Plan of

Restructuring -- Exchange of Certificates Not Required."

      This Proxy Statement/Prospectus also serves as the prospectus for Holdco under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 2,385,252 common shares of Holdco in connection with the restructuring. Further information concerning the shares offered hereby is contained in "Proposal Regarding Plan of Restructuring -- Holdco's Declaration of Trust and Comparative Shareholders' Rights" and "Proposal Regarding Plan of Restructuring -- Holdco Common Shares."

                            ____________________

      NEITHER THE MERGER NOR THE HOLDCO COMMON SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER PROPOSED HEREIN HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ____________________


      The principal executive offices of Berkshire Gas and Holdco are located at 115 Cheshire Road, Pittsfield, Massachusetts 01201-1879, telephone number (413) 442-1511. This Proxy Statement/Prospectus and the accompanying proxy, solicited on behalf of the Board of Directors of Berkshire Gas, were first mailed to shareholders on or about March 25, 1998.


      The accompanying proxy, if properly executed and delivered by a shareholder entitled to vote, will be voted at the Special Meeting as specified in the proxy, but may be revoked at any time before the vote is taken by the signer delivering to the Clerk of Berkshire Gas a written revocation or a proxy bearing a later date or by oral revocation in person to the Clerk at the Special Meeting. If choices are not specified on the accompanying proxy, the shares will be voted FOR the Proposal Regarding Plan of Restructuring.

      All the costs of preparing, assembling and mailing the enclosed material and any additional material which may be sent in connection with the solicitation of the enclosed proxies will be paid by Berkshire Gas, and no part thereof will be paid directly or indirectly by any other person. Berkshire Gas has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a fee of $4,000, plus usual and customary expenses. Some employees may devote a part of their time to the solicitation of proxies or for attendance at the Special Meeting but no additional compensation will be paid to them for the time so employed and the cost of such additional solicitation will be nominal. Berkshire Gas will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of Berkshire Gas Common Stock.

      On January 31, 1998, there were issued and outstanding 2,269,820 shares of Berkshire Gas Common Stock (and 115,432 shares of Berkshire Gas Common Stock reserved for issuance pursuant to Berkshire Gas' Share Owner Dividend Reinvestment and Stock Purchase Plan). Only holders of record of Berkshire Gas Common Stock at the close of business on that date shall be entitled to notice of and to vote at the Special Meeting or any adjournments thereof, and those entitled to vote will have one vote for each share held. To the knowledge of management, no person owns beneficially more than 5 percent of the outstanding voting securities of Berkshire Gas.


      The date of this Proxy Statement/Prospectus is March 17, 1998.


                              TABLE OF CONTENTS


AVAILABLE INFORMATION                                                       1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             2

SUMMARY OF PROXY STATEMENT/PROSPECTUS                                       3
    Proposal Regarding Plan of Restructuring                                3

THE BOARD OF DIRECTORS RECOMMENDS
 THAT SHAREHOLDERS VOTE FOR THE PROPOSED
 RESTRUCTURING TO FORM A HOLDING COMPANY                                    3
    Business of Berkshire Gas                                               3
    Proposed Restructuring                                                  3
    Berkshire Gas Shareholders Meeting                                      3
    Special Considerations Applicable to the Restructuring                  4
    Reasons for the Restructuring                                           4
    Certain Effects on Shareholders                                         6
    Vote Required                                                           6
    Exchange of Certificates Not Required                                   6
    Stock Listing                                                           6
    Conditions to the Restructuring                                         7
    Dividend Policy                                                         7
    Certain Federal Income Tax Consequences                                 7
    No Appraisal Rights                                                     7

PROPOSAL REGARDING PLAN OF RESTRUCTURING                                    8
    General                                                                 8
    Business of Berkshire Gas                                               8
    The Restructuring                                                       9
    Special Considerations Applicable to the Restructuring                 10
    Reasons for the Restructuring                                          11

    Benefits of Holding Company Structure                                  13
    Recommendations of the Board                                           14
    Vote Required                                                          14
    Exchange of Certificates Not Required                                  14
    Merger Agreement                                                       14
    Amendment or Termination of Plan of Merger                             15
    Effectiveness of the Restructuring                                     16
    Certain Federal Income Tax Consequences                                16
    Treatment of Preferred Stock                                           17
    Treatment of Indebtedness                                              17
    Dividend Policy                                                        17
    Stock Listing                                                          18
    Regulatory Approval of the Restructuring                               18
    Regulatory Matters                                                     18
    Holdco's Declaration of Trust and Comparative Shareholders' Rights     19
    Holdco Common Shares                                                   22
    Trustees and Management of Holdco                                      22
    No Appraisal Rights                                                    23
    Share Owner Dividend Reinvestment and Stock Purchase Plan              24
    Price Range of Berkshire Gas Common Stock                              24
    Stock Ownership by Directors and Executive Officers                    24
    Transfer Agent and Registrar                                           25
    Financial Statements                                                   25
    Legal Opinion                                                          26
    Experts                                                                26

OTHER MATTERS                                                              26
    Voting Procedures                                                      26
    Adjournment of Meeting                                                 26
    Independent Accountants                                                27
    Proposals of Shareholders                                              27
    Other Business                                                         27


APPENDICES

A.  Agreement and Plan of Merger between and among The Berkshire Gas
    Company, Berkshire Energy Resources and Berkshire Gas Mergeco
    Gas Company, Inc.                                                     A-1
B.  Declaration of Trust of Berkshire Energy Resources                    B-1
C.  By-laws of Berkshire Energy Resources                                 C-1


      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED HEREIN BY REFERENCE SINCE THE DATE HEREOF.

                            AVAILABLE INFORMATION

      Berkshire Gas is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Berkshire Gas' common stock is traded on the NASDAQ National Market System ("NASDAQ-NMS"), where reports, proxy statements and other information concerning Berkshire Gas may also be inspected. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Berkshire Gas. The address of such Web site is http://www.sec.gov. Following completion of the Merger, Holdco will file such reports and other information as required under the Exchange Act and the rules of NASDAQ.

      Holdco has filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the Holdco Common Shares that will be issued in exchange for shares of Berkshire Gas Common Stock pursuant to the Merger described herein. See "Proposal Regarding Plan of Restructuring." This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Proxy Statement/Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Upon completion of the Merger, the Holdco Common Shares will be listed on the NASDAQ NMS. At the time of such listing, Berkshire Gas Common Stock will be withdrawn from listing and registration under Section 12 of the Exchange Act.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE TO ANY

PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO: CHERYL M. CLARK, CLERK, THE BERKSHIRE GAS COMPANY, 115 CHESHIRE ROAD, PITTSFIELD, MASSACHUSETTS 01201-1879, TELEPHONE: (413) 442-1511. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY April 28, 1998.


      The following documents filed with the SEC (File No. 0-1857-3) pursuant to the Exchange Act are incorporated by reference into this Proxy Statement/Prospectus:

      1. Berkshire Gas' Annual Report on Form 10-K for the year ended June 30, 1997, (and Berkshire Gas' Annual Report to Shareholders for the year ended June 30, 1997 and Berkshire Gas' definitive proxy statement filed with the SEC on October 3, 1997 incorporated therein); and

      2. Berkshire Gas' Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

      This Proxy Statement/Prospectus is accompanied by Berkshire Gas' Annual Report on Form 10-K for the year ended June 30, 1997, Annual Report to Shareholders for the year ended June 30, 1997, definitive Proxy Statement filed with the SEC on October 3, 1997 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

      All other documents filed by Berkshire Gas pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                    SUMMARY OF PROXY STATEMENT/PROSPECTUS

      The following is intended as a summary of the information contained in the Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in, attached to or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendices in their entirety.

Proposal Regarding Plan of Restructuring

                      THE BOARD OF DIRECTORS RECOMMENDS
               THAT SHAREHOLDERS VOTE FOR THE PROPOSED PLAN OF
                   RESTRUCTURING TO FORM A HOLDING COMPANY

Business of Berkshire Gas

      Berkshire Gas is a Massachusetts gas utility company engaged in the distribution and sale of natural gas for residential, commercial and industrial use. Berkshire Gas also markets liquefied petroleum gas and maintains an appliance division that sells and leases gas burning equipment. See "Proposal Regarding Plan of Restructuring -- Business of Berkshire Gas."

Proposed Restructuring

      The Berkshire Gas Board of Directors has authorized, subject to shareholder and regulatory approval, a plan to restructure the corporate organization of Berkshire Gas to form a holding company structure. The result of the restructuring will be to have Berkshire Gas become a separate subsidiary of a parent holding company, Berkshire Energy Resources ("Holdco").

      The holding company structure will be established pursuant to a merger transaction (the "Merger") governed by an Agreement and Plan of Merger (the "Merger Agreement") among Berkshire Gas, Holdco, that was organized by Berkshire Gas as a Massachusetts business trust, and Berkshire Gas Mergeco Gas Company, Inc., a Massachusetts gas company formed and wholly-owned by Holdco. The formation of a holding company structure will be achieved by way of the merger of Mergeco with and into Berkshire Gas, with holders of Berkshire Gas Common Stock exchanging their shares for Holdco Common Shares on a share-for-share basis and Holdco becoming the sole holder of Berkshire Gas Common Stock. Accordingly, the present holders of Berkshire Gas Common Stock will become holders of Holdco Common Shares. Berkshire Gas' 4.8% Cumulative Preferred Stock will remain as securities and obligations of Berkshire Gas. Berkshire Gas will seek to negotiate acceptable consents with the holders of its long-term debt securities so as to effect the reorganization. (These proposed changes to the corporate structure of Berkshire Gas are generally referred to in this Proxy Statement/Prospectus as the "restructuring.")

Berkshire Gas Shareholders Meeting


      Berkshire Gas' shareholders will meet at Berkshire Gas' offices at 115 Cheshire Road, Pittsfield, Massachusetts on Friday, May 8, 1998 at 1:00 p.m. The purpose of the meeting is to consider and vote upon a proposal to adopt a holding company corporate structure, as more fully described in the Proxy Statement/Prospectus. The record date for determining shareholders of Berkshire Gas who are entitled to notice of and to vote at the Berkshire Gas shareholders meeting is March 12, 1998 (the "Record Date'). On the record date there were approximately 1,938 record holders of Berkshire Gas Common Stock and 2,282,458 shares of Berkshire Gas Common Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Berkshire Gas Common Stock constitutes a quorum.


      The affirmative vote of at least two-thirds of the outstanding shares of Common Stock entitled to vote at the special meeting, in person or by proxy, is required to adopt and approve the proposed restructuring and the Merger.

Special Considerations Applicable to the Restructuring

      The restructuring proposal involves certain special factors that should be considered by shareholders, including the fact that non-utility business opportunities pursued after the restructuring may involve more risk, initially dividends on Holdco common shares will be dependent upon common stock dividends paid by Berkshire Gas and from propane operations, and the potential effects on shareholders of a business trust. See "Proposal Regarding Plan of Restructuring -- Special Considerations Applicable to the Restructuring" and "Proposal Regarding Plan of Restructuring -- Holdco's Declaration of Trust and Comparative Shareholders' Rights."

Reasons for the Restructuring

In recent years, many state utility commissions, including the Massachusetts Department of Telecommunications and Energy ("Massachusetts DTE"; formerly the Department of Public Utilities), have initiated inquiries into restructuring the natural gas utility industry with a goal of promoting competition and extending to all customers the broadest possible choice of natural gas suppliers. Further in November, 1997 the Massachusetts legislature recently enacted a comprehensive bill to restructure the electric utility industry (the "Restructuring Act"), many provisions of which will affect gas utilities.

      The Massachusetts DTE's decisions, as well as the Restructuring Act, are establishing new competitive markets for energy and other related services. The Massachusetts DTE's rules and decisions and the Restructuring Act suggest that the best means for gas utilities to participate in these competitive markets is through unregulated affiliates. The Massachusetts DTE has specifically recognized the changing nature of the energy marketplace and the need for utilities to restructure in order to participate effectively in these new markets while, at the same time, protecting ratepayers' interests.

      The Massachusetts DTE's decisions regarding the restructuring of the electricity and natural gas markets as well as the Restructuring Act advance several central components to seek an appropriate balance of the needs of all participants in the natural gas market. First, the Massachusetts DTE's decisions and the Restructuring Act have sought to achieve the "functional separation" and distinct pricing of the services traditionally provided on a consolidated or "bundled" basis by gas utilities so as to enhance the development of certain competitive markets. On July 18, 1997, the Massachusetts DTE sent a letter to Berkshire Gas and other Massachusetts local distribution companies mandating the establishment of a collaborative forum to establish principles and procedures for such functional separation and pricing, sometimes referred to as "unbundling," of all natural gas and local distribution companies ("LDC's") services with a goal of creating a more competitive natural gas market. Such collaborative forum is currently underway. In addition, in a letter of August 18, 1997, the Massachusetts DTE stated that each Massachusetts LDC eventually will be required to submit its own unbundling proposal for Massachusetts DTE review and that, as a condition precedent to a meaningful unbundling proposal, each LDC will be required to provide fully unbundled rates for each rate class served by such local distribution company. Specifically, the Department stated that it expects that Berkshire Gas will submit, for an effective date no later than November 1, 1998, such fully unbundled rates for each rate class.

      The second component of the above-described utility industry restructuring initiatives involves the continuing regulation of other traditional utility activities, such as the distribution function, by the Massachusetts DTE so as to ensure the continuing provision of safe and reliable service to customers at reasonable rates. After the proposed corporate restructuring, Berkshire Gas will continue to provide many traditional utility services and will be subject to the continuing regulation of the Massachusetts DTE.

      The third component of Massachusetts DTE and legislative restructuring initiatives relates to the development of competitive markets for energy and other related services, with utilities participating in such markets through affiliates subject to appropriate standards of conduct. Berkshire Gas' opportunities for long-term growth will, in part, be dependent upon its ability to compete in new competitive markets. The Massachusetts DTE's rules and the Restructuring Act both include provisions relating to the specific limitations under which regulated utilities may participate in the new competitive energy markets so as to avoid unfair competitive advantages or the cross-subsidization of such activities by utility ratepayers. The Massachusetts DTE's rules include specific requirements relating to the functional and legal separation of the activities of regulated utilities and their competitive affiliates.

      Given this emerging regulatory structure, the Massachusetts DTE has recognized a utility company's need for flexibility and speed in order to respond in a timely manner to the opportunities and challenges in the changing energy marketplace. Many competitive opportunities could be frustrated or lost if pursued by a utility or through a subsidiary of a utility due to the requirements of the regulatory process, including, for example, the need to obtain Massachusetts DTE approval for a gas company to invest in a subsidiary. The Massachusetts DTE has also recognized that alternative organizational structures may afford a utility the flexibility to accomplish its objectives while also furthering the Massachusetts DTE's goals of unbundling and fostering competition, maintaining appropriate separation between regulated and non-regulated activities and streamlining regulatory review. The Massachusetts DTE has acknowledged that the holding company structure is one means by which a utility may achieve these objectives.

      Assuming that natural gas industry restructuring in Massachusetts continues to proceed consistent with the above described requirements, at a minimum, Berkshire Gas has identified the need to adopt a corporate structure that: 1) can facilitate such unbundling; 2) permit the necessary separation of regulated and competitive operations; and 3) will afford the appropriate flexibility to pursue opportunities in new competitive markets. Berkshire Gas' management believes that the increasingly competitive natural gas industry, together with new energy-related technologies, may create significant new opportunities for energy service providers like Berkshire Gas in non-utility business ventures. Berkshire Gas' management believes that the pursuit of these new opportunities can be well accommodated in a holding company structure and is a key element of Berkshire Gas' strategy for long-term growth to benefit its shareholders and customers.

      The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaging in both regulated and unregulated activities. Berkshire Gas' management believes that the holding company structure would provide increased financial, managerial and organizational flexibility in order to better position Berkshire Gas to operate in this changing natural gas utility industry. Moreover, the new structure will facilitate separation of the new holding company's regulated and unregulated lines of business in a manner consistent with the principles outlined by the

Massachusetts DTE and mandated in applicable legislation and regulation regarding competitive affiliates of Massachusetts gas companies. See "Proposal Regarding Plan of Restructuring -- Reasons for Restructuring" and "Proposal Regarding Plan of Restructuring -- Benefits of Holding Company Structure."

Certain Effects on Shareholders

      Holdco has been formed as a Massachusetts business trust primarily due to the potential Massachusetts income tax savings to the trust. Holdco's shareholders will have rights and liabilities generally comparable to those of shareholders of a corporation. Pursuant to certain decisions of the Massachusetts courts, shareholders of a Massachusetts business trust that exercise too much control over the affairs of a Massachusetts business trust may be held personally liable as partners for the obligations of a trust to the extent not satisfied by the trust. Even if, however, Holdco was held to be a partnership, the possibility of its shareholders incurring personal liability is remote because (a) Holdco's Declaration of Trust (as defined below) contains an express disclaimer of shareholder liability for the obligations of Holdco, requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by Holdco and provides that no person has authority to enter into an agreement, obligation or instrument except in accordance with those requirements, (b) most of Holdco's operations will be conducted by incorporated subsidiaries such that the activities of Holdco will be limited to the ownership of securities rather than the operation of physical assets (c) Holdco will maintain insurance against tort liability, and (d) Holdco's Declaration of Trust provides for indemnification out of the trust property for any shareholder held personally liable for the obligations of Holdco. Use of a Massachusetts business trust as the parent holding company of a Massachusetts public utility is a common practice. The parent holding companies of all other investor-owned Massachusetts utility holding systems are also organized as business trusts. See "Proposal Regarding Plan of Restructuring -- Special Considerations Applicable to the Restructuring" and "Proposal Regarding Plan of Restructuring, Holdco's Declaration of Trust and Comparative Shareholders' Rights."

Vote Required


      Only holders of record of Berkshire Gas Common Stock as of the record date will be entitled to receive notice of and vote at the Special Meeting and any adjournments thereof with respect to approval of the Merger Agreement and the restructuring. Holders of Berkshire Gas Common Stock entitled to vote will have one vote for each share held. In order for the holding company proposal to be approved under Massachusetts law, it must receive the favorable vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of Berkshire Gas Common Stock. As of the record date, 2,282,458 shares of Berkshire Gas Common Stock were issued and outstanding. To the knowledge of management, no person owns beneficially more than 5 percent of the outstanding voting securities of Berkshire Gas. The consent of the holders of at least two-thirds of the total number of shares of Berkshire Gas' 4.8% Cumulative Preferred Stock then outstanding will be required in connection with the reorganization. See "Proposal Regarding Plan of Restructuring -- Vote Required" and "Proposal Regarding Plan of Restructuring -- Stock Ownership of Directors and Executive Officers."

Exchange of Certificates Not Required

      If the new holding company structure is implemented, it will not be necessary for holders of Berkshire Gas Common Stock to surrender their existing stock certificates for Holdco share certificates. Certificates representing Berkshire Gas Common Stock will automatically represent the corresponding number of Holdco Common Shares upon consummation of the Merger. See "Proposal Regarding Plan of Restructuring -- Exchange of Certificates Not Required."

Stock Listing

      Shares of Berkshire Gas Common Stock are currently traded on the NASDAQ National Market System under the stock symbol "BGAS." Application will be made so that Holdco Common Shares may be traded on the NASDAQ National Market System ("NASDAQ-NMS"), with such shares expected to be
traded under the stock symbol "BERK."   See "Proposal Regarding Plan of
Restructuring -- Stock Listing."

Conditions to the Restructuring

      The Merger Agreement provides that the consummation of the Merger and the restructuring into a holding company is subject to approval of the Merger Agreement by the shareholders of Berkshire Gas, Holdco and Mergeco, as is set forth more fully below under "Proposal Regarding Plan of Restructuring -- Vote Required," and to the approval by the National Association of Securities Dealers of Holdco Common Shares for trading on the NASDAQ-NMS. If the shareholders of Berkshire Gas approve the Merger, Berkshire Gas will then cause the shares of Holdco and Mergeco to be voted in favor of the restructuring into a holding company.

      In addition, the decision to proceed with the Merger and restructuring is subject to, among other things, the receipt, on terms satisfactory to the Board of Directors of Berkshire Gas, of authorization from the Massachusetts DTE to form a holding company structure for Berkshire Gas and such other consents and approvals as the Board may deem necessary or appropriate, including, without limitation, appropriate waivers or consents from the holders of Berkshire Gas' long-term debt securities. Following the restructuring, Holdco is expected to qualify for an exemption under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"). See "Proposal Regarding Plan of Restructuring -- Regulatory Approval of the Restructuring" and "Proposal Regarding Plan of Restructuring -- Regulatory Matters."

Dividend Policy


      While future dividends on Holdco Common Shares will depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, it is contemplated that Holdco initially will make dividend payments on Holdco Common Shares at the rate currently applicable to Berkshire Gas Common Stock. In addition, it is expected that such dividends of Holdco will be declared and paid on approximately the same schedule of dates as that now followed by Berkshire Gas with respect to Berkshire Gas Common Stock dividends. The most recent dividend declared by the Board of Directors of Berkshire Gas was $0.285 per share of Berkshire Gas Common
Stock and is scheduled to be  paid on April 15, 1998.   See "Proposal
Regarding Plan of Restructuring -- Dividend Policy."

Certain Federal Income Tax Consequences

      Berkshire Gas' management believes that, for federal income tax purposes, no gain or loss will be recognized by the holders of shares of Berkshire Gas Common Stock whose shares are exchanged for Holdco Common Shares. See "Proposal Regarding Plan of Restructuring -- Certain Federal Income Tax Consequences."

No Appraisal Rights

Under Massachusetts law governing the proposed Merger, neither a dissenting holder of Berkshire Gas Common Stock nor a holder of Berkshire Gas 4.8% Cumulative Preferred Stock, has a right to demand payment of the fair value of his or her shares if the Merger is consummated.

                  PROPOSAL REGARDING PLAN OF RESTRUCTURING

General

      The Board of Directors and management of Berkshire Gas consider it to be in the best interests of Berkshire Gas and its shareholders to revise its corporate structure to establish a holding company structure whereby Berkshire Gas will become a separate, wholly-owned subsidiary of a new parent company. Pursuant to the proposed restructuring, the present holders of Berkshire Gas Common Stock will become shareholders of the new parent.
It is currently contemplated that several new subsidiaries will be formed, that would be legally and functionally separate from Berkshire Gas. See "Proposal Regarding Plan of Restructuring -- The Restructuring" and "Proposal Regarding Plan of Restructuring -- Reasons for the Restructuring."

      The holding company structure is a well-established form of organization for companies conducting multiple lines of businesses, particularly entities engaging in both regulated and unregulated activities. Nearly all investor-owned Massachusetts electric utilities are currently organized in a holding company structure, as are several investor-owned Massachusetts natural gas utilities. The holding company structure is intended to provide increased financial, managerial and organizational flexibility in order to better position Berkshire Gas to operate in the changing natural gas utility industry. Specifically, the new structure would allow increased flexibility and will facilitate the clear separation of Holdco's regulated and unregulated lines of business, enabling it to pursue non-utility business ventures in a manner consistent with the utility industry restructuring principles outlined by the Massachusetts Department of Telecommunications and Energy ("Massachusetts DTE") and the Massachusetts legislature. Such separation will facilitate the financing of each separate line of business consistent with the requirements of each industry in which Holdco is engaged. Although Berkshire Gas could seek to continue to pursue non-utility business opportunities on its own, management and the Board of Directors believe it is in the best interests of Berkshire Gas and its shareholders to allow the flexibility to conduct such non-utility activities through a holding company structure. See "Proposal Regarding Plan of Restructuring -- Benefits of Holding Company Structure."

Business of Berkshire Gas

      Berkshire Gas was incorporated in the Commonwealth of Massachusetts in 1853 and is a publicly-held utility company engaged in the distribution and sale of natural gas for residential, commercial and industrial use.

Berkshire Gas maintains an appliance rental division that sells and leases gas burning equipment. Through its Berkshire Propane division, Berkshire Gas markets liquefied petroleum gas.

      Berkshire Gas' utility service territory includes 19 communities in the western portion of the Commonwealth of Massachusetts, including the cities of Pittsfield and North Adams, the towns of Adams, Amherst, Great Barrington, Greenfield and Williamstown, and twelve smaller municipalities. The population of the area served is approximately 190,000 and is primarily residential in character, but the territory also includes industrial, agricultural, educational, cultural and resort facilities. Berkshire Gas also markets propane throughout the western portion of Massachusetts, eastern New York and southern Vermont. Berkshire Gas currently serves over 32,000 natural gas and 5,000 propane customers.

      Berkshire Gas has recently formed a strategic marketing alliance with Conectiv/CNE, LLC, a joint venture formed by a subsidiary of Connecticut Energy Corporation, a public utility holding company, and a subsidiary of Delmarva Power and Light Company, a Delaware public utility, to market electricity, natural gas and energy-related services to customers in
Massachusetts, Vermont, Connecticut and New York states.   Such marketing
alliance is in the start-up phase and has not yet secured any customers.

      The new holding company would initially endeavor to develop these businesses, as well as identify other non-utility businesses which are related to the provision of energy and energy-related services. The holding company system would provide the flexibility for the legal and functional separation of regulated and competitive activities, including the marketing and sale of propane or other competitive opportunities that may be pursued. See "Proposal Regarding Plan of Restructuring -- The Restructuring."

      Berkshire Gas is and will remain subject to the regulatory authority of the Massachusetts DTE with respect to various matters, including rates, financing, certain gas supply contracts, demand-side management programs and planning and safety matters. Berkshire Gas is and will remain subject to standards prescribed by the Secretary of Transportation under the Natural Gas Pipeline Safety Act of 1968 with respect to the design, installation, testing, construction and maintenance of pipeline facilities. The enforcement of these standards has been delegated to the Massachusetts DTE which has taken an active role in such enforcement. The regulation of prices, terms and conditions of interstate pipeline transportation and sales of natural gas is subject to the jurisdiction of the Federal Energy Regulation Commission (FERC). Berkshire Gas is not under the direct jurisdiction of FERC, but monitors, and periodically participates in, proceedings before FERC which involve Berkshire Gas' pipeline gas suppliers/transporters and other matters pertinent to Berkshire Gas' business.

      The current corporate structure of Berkshire Gas is as follows:

  ___________________________________________________________________________
 |                         HOLDERS OF COMMON STOCK                           |
 |             AND HOLDERS OF 4.8% CUMULATIVE PREFERRED STOCK                |
 |                                    :                                      |
 |                                    :                                      |
 |                              Berkshire Gas                                |
 |___________________________________________________________________________|

The Restructuring

      To carry out the restructuring, Berkshire Gas has formed Berkshire Energy Resources ("Holdco"), a Massachusetts business trust, and Holdco's wholly-owned subsidiary, Berkshire Gas Mergeco Gas Company, Inc. ("Mergeco"), a Massachusetts utility corporation, neither of which entities has any present business or operations of its own. The outstanding Holdco Common Shares are currently owned by Berkshire Gas, while the authorized stock of Mergeco is presently subscribed for by Holdco and will be issued to Holdco upon approval of the Massachusetts DTE. Berkshire Gas, Mergeco and Holdco have entered into an Agreement and Plan of Merger (the "Merger Agreement") under which, subject to certain conditions, including shareholder approval, as required by Massachusetts law, and approval by the Massachusetts DTE, Berkshire Gas will become a subsidiary of Holdco through the merger of Mergeco with and into Berkshire Gas. In the Merger, the Berkshire Gas Common Stock will be exchanged share-for-share for Holdco Common Shares. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

      After the restructuring, Holdco will also have the flexibility to engage in non-utility business activities through a new subsidiary or subsidiaries, as deemed appropriate in the future, in order to separate legally and functionally its regulated and unregulated businesses. Berkshire Gas expects that several new subsidiaries could be formed by Holdco that would be separate from Berkshire Gas, but owned by Holdco. First, the retail propane operations now pursued through a division of Berkshire Gas would be transferred to a new subsidiary. Second, a management services company would be formed to provide certain administrative services to Berkshire Gas, Holdco or other subsidiaries of Holdco for a charge based upon the cost attributable to providing such services. Finally, in the event that new business opportunities in the competitive marketplace are pursued, a new subsidiary company (or companies) could be formed. If the proposed restructuring is consummated, it is intended that advances to and other investments in non-utility businesses will be made primarily by Holdco rather than by Berkshire Gas and that the proceeds of financings by Berkshire Gas will be used entirely in the conduct of its natural gas utility business.

      Berkshire Gas' 4.8% Cumulative Preferred Stock will, assuming the requisite consent of holders thereof, continue to be outstanding securities and obligations of Berkshire Gas. Berkshire Gas expects to negotiate acceptable consents with the holders of its long-term debt securities, consisting primarily of first mortgage bonds and medium-term and senior notes in order to effect the proposed restructuring. Berkshire Gas' management and the Board of Directors believe that the restructuring will have no adverse affect on the holders of its 4.8% Cumulative Preferred Stock
and debt securities.   See "Proposal Regarding Plan of Restructuring --
Treatment of Preferred Stock" and "Proposal Regarding Plan of Restructuring -- Treatment of Indebtedness."

      Except for the contemplated transfer of certain of Berkshire Gas' propane assets to a subsidiary of Holdco, assets and liabilities of Berkshire Gas immediately before the Merger and restructuring will be substantially the same as the assets and liabilities of Berkshire Gas immediately after the Merger and restructuring.

      The reorganized corporate structure of Holdco and Berkshire Gas after the Merger and completion of the proposed restructuring is expected to be as follows:

  ___________________________________________________________________________
 |                            PROPOSED STRUCTURE                             |
 |___________________________________________________________________________|
 |                                                                           |
 |                        HOLDERS OF COMMON SHARES                           |
 |                                      :                                    |
 |                                      :                                    |
 |HOLDERS OF 4.8% CUMULATIVE         Holding                                 |
 |PREFERRED STOCK                    Company                                 |
 |        :                             :                                    |
 |        :                             :                                    |
 |        :                                                                  |
 |        :    :              :             :            :                   |
 |        :    :              :             :            :                   |
 |        Berkshire Gas    Berkshire    Potential New    Management Services |
 |                          Propane     Subsidiaries     Company             |
 |___________________________________________________________________________|

Special Considerations Applicable to Restructuring

      The following factors should be considered carefully in evaluating the proposal to establish a holding company corporate structure to be considered at the Special Meeting of Berkshire Gas.

      Non-Utility Business Activities May Involve More Risk. The future performance of Holdco and the future value of Holdco Common Shares cannot be predicted. Following consummation of the restructuring, Holdco will be able to make investments in non-utility businesses and issue securities for the purpose of financing such investments without obtaining the prior approval of the Massachusetts DTE. The restructuring, therefore, will provide Holdco with more flexibility to pursue business opportunities that might involve a higher degree of risk than would be permitted for a regulated utility, but with the possibility of higher potential returns commensurate with such risk. Pursuit of business opportunities with greater risk could, in turn, have either a positive or an adverse effect on the value of a shareholder's investment, depending upon the return actually realized from such opportunities. Such business opportunities may encounter competitive and other business factors not previously experienced by Berkshire Gas to the same degree and may have different, and perhaps greater, investment risk than those involved in Berkshire Gas' regulated natural gas supply and distribution business. There can be no assurance that such businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on Holdco. Any losses incurred by such businesses will not be recoverable in Berkshire Gas' regulated rates. To the extent Holdco becomes increasingly engaged in non-utility business activities, such activities will have an increasing impact on the market price of Holdco's Common Shares.

      Initially Dividends On Holdco Common Shares Will Be Dependent Upon Common Stock Dividends Paid By Berkshire Gas and From Propane Operations. For a period of time following the restructuring, the funds required by Holdco to enable it to pay dividends on Holdco's Common Shares are expected to be derived primarily from the dividends paid to Holdco by Berkshire Gas and from the subsidiary expected to be formed to engage in the non-regulated sale of liquid propane now performed by a division of Berkshire Gas. Accordingly, the ability of Holdco to pay such dividends, as a practical matter, will be governed by the ability of Berkshire Gas and the new subsidiary of Holdco that will be engaged in propane operations to pay dividends on their common stock. The ability of Berkshire Gas to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the holders of the outstanding Berkshire Gas 4.8% Cumulative Preferred Stock. In addition, although it has no current intention to do so, it is expected that Berkshire Gas may need to issue additional preferred stock in the future to meet its capital needs. Such additional preferred stock is likely to also have preferential dividend rights. The trustees of Holdco have no current intention to change the current Berkshire Gas dividend policy with respect to the continuing operations of Berkshire Gas or the subsidiary that will engage in propane operations.

      Potential Effects on Shareholders.   Holdco has been formed as a
Massachusetts business trust primarily due to the potential Massachusetts income tax savings to the trust. Holdco's shareholders will have rights and liabilities generally comparable to those of shareholders of a corporation. Pursuant to certain decisions of the Massachusetts courts, shareholders who exercise too much control over the affairs of a Massachusetts business trust may be held personally liable as partners for the obligations of a trust to the extent not satisfied by the trust, with respect to tort claims, contract claims (where shareholder liability is not negated as described below), claims for taxes and certain statutory liabilities. Even if, however, Holdco were held to be a partnership, the possibility of its shareholders incurring personal liability is remote because (a) Holdco's Declaration of Trust contains an express disclaimer of shareholder liability for the obligations of Holdco, requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by Holdco and provides that no person has authority to enter into an agreement, obligation or instrument except in accordance with those requirements, (b) most of Holdco's operations will be conducted by incorporated subsidiaries such that the activities of Holdco will be limited to the ownership of securities rather than the operation of physical assets (c) Holdco will maintain insurance against tort liability, and (d) Holdco's Declaration of Trust provides for indemnification out of the trust property for any shareholder held personally liable for the obligations of Holdco. See Proposal Regarding Plan of Restructuring -- Holdco's Declaration of Trust and Comparative Shareholders' Rights."

Reasons for the Restructuring

      In recent years, many state utility commissions, including the Massachusetts DTE, have initiated inquiries into restructuring the natural gas utility industry with a goal of promoting competition and extending to all customers the broadest possible choice of natural gas suppliers. In November, 1997 the Massachusetts legislature enacted the comprehensive Restructuring Act to restructure the electric utility industry, many provisions of which will affect gas utilities.

      The Massachusetts DTE's decisions, as well as the Restructuring Act, are establishing new competitive markets for energy and other related services. The Massachusetts DTE has specifically recognized the changing nature of the energy marketplace and the need for utilities to restructure in order to participate effectively in these new markets while, at the same time, protecting ratepayers' interests. Berkshire Gas' management believes that the Massachusetts DTE's rules and decisions and the Restructuring Act suggest that an effective means for gas utilities to participate in these competitive markets is through unregulated affiliates within a holding company corporate structure.

      The Massachusetts DTE's decisions regarding the restructuring of the electricity and natural gas markets, as well as the Restructuring Act, advance several central components to seek an appropriate balance of the needs of all participants in the natural gas market. First, the Massachusetts DTE's decisions and the Restructuring Act have sought to achieve the "functional separation" and distinct pricing of the services traditionally provided on a consolidated or "bundled" basis by gas utilities so as to enhance the development of certain competitive markets. On July 18, 1997, the Massachusetts DTE sent a letter to Berkshire Gas and other Massachusetts local distribution companies mandating the establishment of a collaborative forum to establish principles and procedures for such functional separation and pricing, sometimes referred to as "unbundling," of all LDC's services with a goal of creating a more competitive natural gas market. The Massachusetts DTE stated that a more competitive gas market would: 1) provide the broadest possible customer choice; 2) provide all customers with an opportunity to share in the benefits of increased competition; 3) ensure full and fair competition in the gas supply market;
4) functionally separate supply from local distribution services; 5) support and further the goals of environmental regulation; and, 6) rely on incentive regulation where a fully competitive market cannot exist, or does not exist. Such collaborative forum is currently underway. In addition, in a letter of August 18, 1997 to Massachusetts LDC's, the Massachusetts DTE stated that each Massachusetts LDC eventually will be required to submit its own unbundling proposal for the Massachusetts DTE's review and that, as a condition precedent to a meaningful unbundling proposal, each LDC will be required to provide fully unbundled rates for each rate class served by such local distribution company. Specifically, the Department stated that it expects that Berkshire Gas will submit, for an effective date no later than November 1, 1998, such fully unbundled rates for each rate class.

      The second component of the above-described utility industry restructuring initiatives involves the continuing regulation of other traditional utility activities, such as the distribution function, by the Massachusetts DTE so as to ensure the continuing provision of safe and reliable service to customers at reasonable rates. After the proposed corporate restructuring, Berkshire Gas will continue to provide many traditional utility services and will be subject to the continuing regulation of the Massachusetts DTE.

      The third component of Massachusetts DTE and legislative restructuring initiatives relates to the development of competitive markets for energy and other related services, with utilities participating in such markets through affiliates subject to appropriate standards of conduct. Berkshire Gas' opportunities for long-term growth will, in part, be dependent upon its ability to compete in new competitive markets. The Massachusetts DTE's rules and the Restructuring Act both include provisions relating to the specific limitations upon which regulated utilities may participate in the new competitive energy markets so as to avoid unfair competitive advantages or the cross-subsidization of such activities by utility ratepayers. The Massachusetts DTE's rules include specific requirements relating to the functional and legal separation of the activities of regulated utilities and their competitive affiliates.

      Given this emerging regulatory structure, the Massachusetts DTE has recognized a utility company's need for flexibility and speed in order to respond in a timely manner to the opportunities and challenges in the changing energy marketplace. Many competitive opportunities could be frustrated or lost if pursued by a utility or through a subsidiary of a utility due to the requirements of the regulatory process, including, for example, the need to obtain Massachusetts DTE approval for a gas company to invest in a subsidiary. The Massachusetts DTE has also recognized that alternative organizational structures may afford a utility the flexibility to accomplish its objectives while also furthering the Massachusetts DTE's goals of unbundling and fostering competition, maintaining appropriate separation between regulated and non-regulated activities and streamlining regulatory review. The Massachusetts DTE has acknowledged that the holding company structure is one means by which a utility may achieve these objectives.

      Assuming that natural gas industry restructuring in Massachusetts continues to proceed consistent with the above described requirements, at a minimum, Berkshire Gas has identified the need to adopt a corporate structure that: 1) can facilitate such unbundling; 2) permits the necessary separation of regulated and competitive operations; and 3) will afford the appropriate flexibility to pursue opportunities in new competitive markets. Berkshire Gas' management believes that the increasingly competitive natural gas industry, together with new energy-related technologies, may create significant new opportunities for energy service providers like Berkshire Gas in non-utility business ventures. Berkshire Gas' management believes that the pursuit of these new opportunities can be well accommodated in a holding company structure and is a key element of Berkshire Gas' strategy for long-term growth to benefit its shareholders and customers.

Benefits of Holding Company Structure

      The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaging in both regulated and unregulated activities. The holding company structure would provide increased financial, managerial and organizational flexibility in order to better position Berkshire Gas to operate in this changing natural gas utility industry. Moreover, the new structure will facilitate clear separation of the new holding company's regulated and unregulated lines of business in a manner consistent with the principles outlined by the Massachusetts DTE and mandated in applicable legislation and regulation regarding competitive affiliates of Massachusetts gas companies.

      Many electric and gas utilities have been organized as holding companies for many years, and other utilities have recently changed their organization to a holding company structure. While Berkshire Gas could seek to continue to pursue non-utility business opportunities on its own, the Board of Directors and management believe it is more desirable in the long-term to adopt a framework that provides the flexibility to conduct non-utility activities through a holding company structure. The benefits of a holding company structure include:

      Timely Response to Business Opportunities. The holding company structure, by providing flexibility to separate non-utility businesses into corporations that will not be subsidiaries of Berkshire Gas, will enable Holdco to pursue non-utility business opportunities without the delays inherent in the regulatory process. For example, the holding company structure will enable Holdco to make investments in non-utility businesses, and to issue securities for the purpose of financing such investments, without obtaining the approval of the Massachusetts DTE. This will allow Holdco to respond to competitive forces and pursue non-utility businesses in a more timely and responsive fashion.

      Flexible Financing Opportunities. The holding company corporate structure also will permit the use of financings that are more directly suited to the particular requirements, characteristics and risks of non-utility operations without affecting the capital structure or creditworthiness of Berkshire Gas. The holding company structure will allow the design and implementation of capitalization ratios appropriate for the capital and business requirements of each industry in which Holdco is engaged.

      Separation. The holding company structure will separate Berkshire Gas' natural gas utility business from the non-utility businesses of other Holdco subsidiaries. As a result, it will provide a better structure for regulators to assure that there is no cross-subsidization of cost or transfer of business risk from unregulated to regulated lines of business. In addition, the holding company structure will facilitate the analysis and valuation of the holding company's individual lines of business by the investment community. The holding company structure also will mitigate the potential impact on Berkshire Gas, its preferred stock and debt security holders and its customers, of the risks of non-utility businesses and will permit the capital structure of Berkshire Gas to continue to be managed efficiently.

Recommendations of the Board

      The Board of Directors and management of Berkshire Gas recommend the approval of the restructuring as proposed in the accompanying Notice of Special Meeting. The Board of Directors and management believe that the restructuring is in the best interest of Berkshire Gas and its shareholders. In making its decision to recommend the restructuring to the shareholders, the Board of Directors considered many factors, including the factors set forth above under "Proposal Regarding Plan of Restructuring -- Reasons for the Restructuring" and "Proposal Regarding Plan of Restructuring -- Benefits of Holding Company Structure."

Vote Required

      In order for the restructuring into a holding company to be approved under Massachusetts law, it must receive favorable votes, in person or by proxy, of the holders of two-thirds of the outstanding shares of Berkshire Gas Common Stock. In addition, Berkshire Gas' articles of organization require that the restructuring be approved by the holders of at least two-thirds of the outstanding shares of its 4.8% Cumulative Preferred Stock. See "Other Matters -- Voting Procedures."

      The persons named in the accompanying proxy intend to vote such proxy in favor of the restructuring unless a contrary choice is indicated thereon.

Exchange of Certificates Not Required

      If the proposed restructuring is consummated, it will not be necessary for holders of shares of Berkshire Gas Common Stock to exchange their existing stock certificates for Holdco share certificates. Holders of Berkshire Gas Common Stock will automatically become holders of Holdco Common Shares, and their stock certificates will automatically represent Holdco Common Shares. After the restructuring, whenever presently outstanding certificates are presented for transfer, new certificates bearing the name of Holdco will be issued.

Merger Agreement

      The Merger Agreement has been unanimously approved by the Boards of Directors or Trustees of Berkshire Gas, Holdco and Mergeco, and these companies have executed the Merger Agreement, subject to certain conditions including the approval and adoption thereof by vote of Berkshire Gas' shareholders as required by Massachusetts law and described herein. The Merger Agreement provides that:

(1) Mergeco will merge with and into Berkshire Gas with Berkshire Gas being the surviving company.

(2) each outstanding share of Berkshire Gas Common Stock, $2.50 par value per share, will be converted into one Holdco Common Share;

(3) each outstanding share of Berkshire Gas 4.8% Cumulative Preferred Stock, $100 par value per share, will continue as one issued and outstanding share of Berkshire Gas 4.8% Cumulative Preferred Stock, $100 par value per share, with the same preferences, designations, relative rights, privileges and powers, and subject to the same restrictions, limitations and qualifications as were applicable to such stock prior to the Merger;

(4) each outstanding share of Mergeco Common Stock, $1.00 par value per share, will be converted into one new share of Berkshire Gas Common Stock, $2.50 par value per share, all of which will then be owned by Holdco; and

(5) the Holdco Common Shares presently held by Berkshire Gas will be canceled.

      As a result of the Merger, Berkshire Gas will become a subsidiary of Holdco, and all of the Holdco Common Shares outstanding immediately after the Merger will be owned by the holders of Berkshire Gas Common Stock outstanding at the effective time of the Merger.

      If and when the Merger becomes effective, holders of Berkshire Gas Common Stock will automatically become holders of Holdco Common Shares. The terms, conditions and provisions of Berkshire Gas 4.8% Cumulative Preferred Stock will not be altered in the Merger. Berkshire Gas will seek to negotiate acceptable consents with the holders of its long-term debt securities so as to effect the reorganization.

Amendment or Termination of Plan of Merger

      By mutual consent of their respective Boards of Directors or Trustees, Berkshire Gas, Holdco and Mergeco may amend, modify or supplement the Merger Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of the Merger Agreement by the shareholders of Berkshire Gas; provided, however, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of Berkshire Gas, materially and adversely affect the rights of the holders of Berkshire Gas Common Stock.

      The Merger Agreement provides that it may be terminated, and the Merger and other transactions incident to the restructuring plan abandoned, at any time, whether before or after approval of the Merger Agreement by the shareholders of Berkshire Gas, by action of the Board of Directors of Berkshire Gas if the Board determines for any reason that the consummation of the restructuring would for any reason be inadvisable or not in the best interests of Berkshire Gas or its shareholders. The Board of Directors of Berkshire Gas expects to terminate and abandon the restructuring if Berkshire Gas has not received, within a reasonable period after shareholder approval, satisfactory approval of the Merger by the Massachusetts DTE as required by Massachusetts law (see "Proposal Regarding Plan of Restructuring -- Regulatory Approval of the Restructuring"), acceptable consents from the holders of its 4.8% Cumulative Preferred Stock and its long-term debt securities or approval for the trading of Holdco Common Shares on the NASDAQ-NMS National Market System (see "Proposal Regarding Plan of Restructuring -- Stock Exchange Listing"). Berkshire Gas is unable to predict under what other circumstances the restructuring would be terminated and abandoned.

Effectiveness of the Restructuring

      The Merger Agreement contemplates that the Merger will become effective, and all other steps in the restructuring plan will be completed, as soon as practical after the required shareholder and regulatory approvals, consents and listing authorization for Holdco Common Shares have been received, unless the Board of Directors of Berkshire Gas theretofore has elected to abandon such plan.

Certain Federal Income Tax Consequences

      General. The following general discussion summarizes certain federal income tax considerations relating to the Merger. This summary is provided for general information only, and does not discuss all aspects of income taxation that may be relevant to a particular holder of Berkshire Gas Common Stock in light of the holder's personal tax circumstances or to certain types of holders of Berkshire Gas Common Stock subject to special treatment under the income tax laws of any jurisdiction including persons who are not United States persons, dealers in securities, tax-exempt entities, and shareholders who do not hold Berkshire Gas Common Stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

      The legal conclusions set forth in this summary reflect the opinion of Berkshire Gas' counsel, Rich, May, Bilodeau & Flaherty, P.C. No ruling has been requested from the Internal Revenue Service. EACH HOLDER OF BERKSHIRE GAS COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE OR LOCAL INCOME AND OTHER TAX LAWS.

      The following discussion is based on existing statutes, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administration interpretations, or court decisions could significantly change such authorities either prospectively or retroactively, and could affect the legal conclusions set forth in the following discussions.

      For federal income tax purposes, the Merger is intended to qualify as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code.

      Tax Implications to the Holders of Berkshire Gas Common Stock. For federal income tax purposes, no gain or loss will be recognized by the holders of Berkshire Gas Common Stock on their exchange of Berkshire Gas Common Stock for Holdco Common Shares pursuant to the Merger. For federal income tax purposes, the tax basis of the Holdco Common Shares received by each such holder pursuant to the Merger will be the same as the holder's basis in the Berkshire Gas Common Stock surrendered in the Merger, and the holding period of such Holdco Common Shares will include the period during which such holder held the Berkshire Gas Common Stock surrendered in the Merger, provided that such Berkshire Gas Common Stock was held as a capital asset on the date of the exchange.

      Other Tax Aspects. Apart from the federal income tax consequences of the Merger discussed herein, no attempt has been made to determine the tax consequences to a holder of Berkshire Gas Common Stock under the laws of any country, state or jurisdiction. Holders of Berkshire Gas Common Stock may be subject to special federal income tax treatment or to other taxes, such as state or local income taxes that may be imposed by various jurisdictions, and also may be subject to intangible property, estate and inheritance taxes in their state of domicile. Each holder of Berkshire Gas Common Stock should consult the holder's own tax advisors to determine the particular tax consequences of the Merger to the holder.

      THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF STOCK IN BERKSHIRE GAS BEFORE OR IN HOLDCO AFTER THE MERGER. ACCORDINGLY, EACH HOLDER OF SUCH STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER OR SUCH DISPOSITION TO SUCH HOLDER.

Treatment of Preferred Stock

      Berkshire Gas will seek the requisite consent of the holders of its 4.8% Cumulative Preferred Stock for the proposed restructuring. The proposed restructuring is not expected to result in any change in Berkshire Gas' 4.8% Cumulative Preferred Stock. The decision by the Board of Directors and management to have the 4.8% Cumulative Preferred Stock continue as securities of Berkshire Gas is based upon, among other factors, a desire not to alter or potentially alter substantially the nature of the investment essentially represented by such series of stock, namely investment in a regulated utility. Subject to the negotiation of acceptable consents, there will be no change in the preferences, designations, relative rights, privileges and powers of the 4.8% Cumulative Preferred Stock, and the shares will be subject to the same restrictions, limitations and qualifications as were applicable thereto prior to the restructuring.

Treatment of Indebtedness

      Berkshire Gas will seek to negotiate acceptable consents with the holders of its long-term debt securities. Such debt securities contain covenants or restrictions that directly or indirectly preclude the proposed restructuring. Subject to the negotiation of acceptable consents, all of Berkshire Gas' long-term indebtedness outstanding immediately prior to the Merger, is expected to continue to be outstanding indebtedness of Berkshire Gas after the Merger. The decision to have the indebtedness of Berkshire Gas continue as obligations of Berkshire Gas is based upon a desire not to alter, or potentially alter, substantially the nature of the investment essentially represented by such obligations, namely a direct investment in a regulated utility, or to require any additional financing by Berkshire Gas.

Dividend Policy


      While future dividends on Holdco Common Shares will depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, it is contemplated that Holdco initially will make dividend payments on Holdco Common Shares at the rate currently applicable to Berkshire Gas Common Stock. In addition, it is expected that such dividends of Holdco will be declared and paid on approximately the same schedule of dates as that now followed by Berkshire Gas with respect to Berkshire Gas Common Stock dividends. The most recent quarterly dividend declared by the Board of Directors of Berkshire Gas was $0.285 per share of Berkshire Gas Common Stock and is scheduled to be paid on April 15, 1998.


      Subject to the availability of earnings and the needs of its natural gas utility business, Berkshire Gas intends to make regular cash payments to Holdco in the form of dividends on Berkshire Gas Common Stock in amounts which, to the extent not otherwise provided by Holdco's other subsidiaries, if any, would be sufficient for Holdco to pay cash dividends on Holdco Common Shares as referred to above, for operating expenses of Holdco and for such other purposes as the Board of Trustees of Holdco may determine. Berkshire Gas does not currently contemplate any material loans or advances to Holdco in the near future and would not be free to make such loans or advances without prior approval of the Massachusetts DTE. Berkshire Gas is not party to any agreement or subject to any laws or regulations which materially restrict the payment of dividends by it to Holdco, other than pursuant to its long-term debt obligations and its 4.8% Cumulative Preferred Stock. Berkshire Gas anticipates negotiating acceptable waivers or consents with respect to such restrictions. See "Proposal Regarding Plan of Restructuring -- Treatment of Indebtedness."

      Dividends on the Berkshire Gas 4.8% Cumulative Preferred Stock will continue to be paid at the times and at the rates provided for such stock, depending upon the earnings, financial condition and other factors affecting Berkshire Gas.

Stock Listing

      Holdco will apply for authorization to trade Holdco Common Shares on the NASDAQ-NMS. It is expected that such authorization will become effective on the effective date of the Merger, subject to NASD rules, and that such shares would be traded under the stock symbol "BERK." At the time of the listing of Holdco Common Shares, Berkshire Gas Common Stock will be delisted from trading on NASDAQ-NMS.

Regulatory Approval of the Restructuring

      The proposed Merger of Berkshire Gas and Mergeco must be approved by the Massachusetts DTE before the restructuring can become effective. Under applicable state law, the application for approval by the Massachusetts DTE cannot be filed until after the holders of Berkshire Gas Common Stock have approved the Merger. Upon filing of the application, the Massachusetts DTE, after notice and a public hearing, must determine that the Merger and the terms thereof are consistent with the public interest. See "Proposal

Regarding Plan of Restructuring -- Regulatory Matters."

Regulatory Matters

      After the restructuring, Berkshire Gas will continue to operate its natural gas utility businesses and will remain subject to regulation by the Massachusetts DTE. Holdco, however, will not be subject to regulation by the Massachusetts DTE, except that Holdco will be required to file an annual statement of ownership of Berkshire Gas with the Massachusetts DTE, which may examine the books, accounts, contracts, records and memoranda of Holdco and may require it to furnish reports and information with respect to its relations and dealings with Berkshire Gas. In addition, the reasonableness of any payment, charge, contract, purchase, sale, obligation or other arrangement between Berkshire Gas and Holdco or any subsidiary of Holdco may come into question in retail rate making and finance proceedings before the Massachusetts DTE. In that event, Berkshire Gas will have the burden of establishing and proving such reasonableness.

      After the restructuring is completed, Holdco will be a public utility holding company under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"). Nevertheless, upon the filing of an appropriate exemption statement pursuant to Rule U-2 under Section 3(a)(1) of the Holding Company Act (and subject to the filing of annual exemption statements thereafter), Berkshire Gas' management believes that Holdco will be entitled to an exemption from regulation as a "registered holding company" under the Holding Company Act. The basis of the exemption is that Berkshire Gas, Holdco's only public utility subsidiary, is organized in the same state as Holdco (i.e. Massachusetts), and is predominantly intrastate in character and carries on its business substantially in the state of its incorporation. The exemption will be available as long as the utility business of Berkshire Gas, and of any other public utility subsidiary from which Holdco derives a material portion of its income, are organized in Massachusetts and remain predominantly intrastate in character.

      The exemption from the provisions of the Holding Company Act may be revoked on a finding by the SEC that such exemption may be detrimental to the public interests or the interest of investors or consumers. The prior approval of the SEC under the Holding Company Act would be required if Holdco proposed the acquisition or creation, directly or indirectly, of additional utility subsidiaries. Moreover, there also may be limits on the extent to which Holdco and any non-utility subsidiaries can diversify without raising questions about Holdco's exempt status. Current SEC policies regarding the scope of permissible non-utility activities are subject to change. Holdco intends to rely upon and comply with regulations relating to the foregoing exemption and has no present intention of becoming a registered holding company subject to regulation by the SEC under the Holding Company Act.

      In June 1995, the SEC Division of Investment Management issued a report recommending significant revisions to, or limited repeal of, the Holding Company Act. Several proposals regarding the repeal or amendment of the Holding Company Act have been considered in Congressional hearings. Holdco and Berkshire Gas, however, cannot predict whether Congress will take any such action. Pending such action, the SEC indicated that it would revise its rules and interpretations to modernize and simplify holding company regulation. At this time, however, neither Holdco nor Berkshire Gas can predict the likelihood, timing or impact of such actions.

      Following the restructuring, Holdco will be subject to the reporting requirements of the Exchange Act by virtue of having securities registered thereunder.

Holdco's Declaration of Trust and Comparative Shareholders' Rights

      Holdco has been organized under Chapter 182 of the Massachusetts General Laws as an unincorporated voluntary association with transferable shares of beneficial interest, commonly referred to as a "Massachusetts business trust." Holdco was organized as a Massachusetts business trust, rather than a corporation, primarily because of the potential Massachusetts income tax savings to the trust. While a publicly traded parent holding company formed as a Massachusetts business trust would be taxed as a corporation for federal tax purposes, it would not be treated as a corporation for Massachusetts tax purposes and therefore would not be subject to tax with respect to its income or net worth under the Massachusetts corporate excise, or subject to the utility franchise tax on income. Although Massachusetts business trusts are generally subject to the Massachusetts personal income tax, the personal income tax does not apply at the entity level to a Massachusetts business trust that qualifies as a "holding company" under Massachusetts law (the Board of Directors of Berkshire Gas currently intends to operate Holdco so that it will so qualify). Instead, dividends paid by such a trust would generally be subject to tax. This entity-level tax treatment contrasts with the Massachusetts tax treatment of a parent corporate holding company, which would be subject to a tax on 5% of dividends received from subsidiaries and on 100% of any other income (in each case after apportionment, which in the case of a holding company for Berkshire Gas, would likely be, at least initially, at or near 100% in Massachusetts) at the rate of 9.5%. In Massachusetts, corporate holding companies are also subject to a "net worth" tax. The Board of Directors and management of Berkshire Gas believe that the extent of potential savings associated with organizing Holdco as a Massachusetts business trust could be significant since they depend, in large part, upon the amount and nature of any dividends received by Holdco from Berkshire Gas. As previously described, at least initially, dividends from Berkshire Gas and from a subsidiary of Holdco that will engage in propane operations will be Holdco's primary sources of income for the payment of dividends to its shareholders.

      The following summary should be read in the context of, and is qualified by reference to, Holdco's Declaration of Trust (the "Declaration of Trust") and Holdco's By-laws, copies of which substantially in the form they will be in as of the effective date of the Merger are attached as Appendices B and C, respectively, to this Proxy Statement/Prospectus and incorporated herein by reference.

      The rights of holders of Berkshire Gas Common Stock are governed by Chapter 164 of the Massachusetts General Laws governing electric and gas utilities, and by Berkshire Gas' Articles of Organization and By-laws. If the Merger is consummated, the rights of the present holders of Berkshire Gas Common Stock thereafter will be determined by Holdco's Declaration of Trust and By-laws. Except as noted below, the rights of holders of Holdco Common Shares will be largely the same as the present rights of the holders of Berkshire Gas Common Stock.

      Pursuant to certain decisions of the Massachusetts courts, shareholders who exercise too much control over the affairs of a

Massachusetts business trust may be held personally liable as partners for the obligations of a trust to the extent not satisfied by the trust, with respect to tort claims, contract claims (where shareholder liability is not negated as described below), claims for taxes and certain statutory liabilities. Even if, however, Holdco were held to be a partnership, the possibility of its shareholders incurring personal liability is remote because (a) Holdco's Declaration of Trust contains an express disclaimer of shareholder liability for the obligations of Holdco, requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by Holdco and provides that no person has authority to enter into an agreement, obligation or instrument except in accordance with those requirements, (b) most of Holdco's operations will be conducted by incorporated subsidiaries such that the activities of Holdco will be limited to the ownership of securities rather than the operation of physical assets
(c) Holdco will maintain insurance against tort liability, and (d) Holdco's Declaration of Trust provides for indemnification out of the trust property for any shareholder held personally liable for the obligations of Holdco.

      Holdco's Declaration of Trust provides that the property and affairs of Holdco will be held and managed by its trustees who will have all of the powers and authority necessary and convenient to carry out Holdco's business. The trustees may appoint officers and agents to carry out Holdco's business. See "Proposal Regarding Plan of Restructuring -- Trustees and Management of Holdco." The powers and responsibilities of the trustees and officers of Holdco will be comparable to those of directors and officers of a corporation with no material differences. The trustees will be selected by a plurality of the vote of the holders of Holdco Common Shares properly cast at an annual meeting.

      Holdco's Declaration of Trust includes "super-majority" and "classified board" provisions comparable to those adopted by Berkshire Gas' shareholders (see "Proposal Regarding Plan of Restructuring -- Holdco Common Shares" below) and comparable indemnification and limitations on directors' liability provisions (applicable to the trustees) that were adopted by Berkshire Gas' shareholders to enhance Berkshire Gas' ability to attract and retain qualified directors and officers.

      Under Chapter 164, Berkshire Gas may be merged with another utility subject to Chapter 164 upon a two-thirds vote of each class of stock outstanding and entitled to vote on the matter, and the approval of the Massachusetts DTE. Subject to the "super-majority" provisions in the Declaration of Trust, Holdco, like a Massachusetts business corporation, may be merged with another trust or corporation, or terminated and liquidated, upon a two-thirds vote of the shares outstanding and entitled to vote thereon (except that a change of form into another trust or into a corporation may be done on approval of a majority of the common shareholders).

      Under Chapter 164, shareholders of an natural gas utility company have no appraisal rights. Similarly, Holdco's Declaration of Trust provides that shareholders shall have no appraisal rights.

      Under Chapter 164, the Articles of Organization of Berkshire Gas may be amended upon a majority vote of the common shareholders, except with respect to certain provisions requiring a two-thirds vote of Berkshire Gas' common shareholders. The Holdco Declaration of Trust may be amended by a written instrument signed by a majority of the trustees then in office if such amendment has been authorized by a majority vote of Holdco's common shareholders, and such other vote, if any, as may be required by the rights and preferences relating to any class or series of shares provided that amendments which, in the judgment of the trustees, are of a fundamental character must be approved by a vote of the holders of a majority of the shares outstanding and entitled to vote thereupon. In addition, the "classified board" provisions can only be amended upon a vote of 75% of the outstanding Holdco Common Shares unless such amendment is authorized or recommended by at least two-thirds of the trustees. Certain other provisions cannot be changed without a two-thirds vote as provided in the Declaration of Trust. Amendments for the purpose of changing the name of Holdco or of supplying any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in the Declaration of Trust shall not require authorization by vote of the shareholders.

      Under Massachusetts law, the authority to adopt, amend or repeal the bylaws of a Massachusetts corporation is in the shareholders; provided that if authorized by the Articles of Organization, the By-laws may provide that the directors may also make, amend or repeal the bylaws. Berkshire Gas' By-laws provide such authority to the Board of Directors. Holdco's Declaration of Trust, among other provisions, authorizes the trustees to adopt By-laws in order to fix the fiscal year; regulate the affairs of the trustees, including provisions for the nomination thereof; provide for such committees as the trustees shall deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the trustees when the trustees are not in session; provide for the appointment of a chairman of the trustees, a president, one or more vice presidents, a treasurer, a secretary and such other officers as the trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties; provide for the appointment of transfer agents or officers and registrars, and contain such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of the Declaration of Trust, as the trustees shall deem appropriate. The By-laws may only be amended by the trustees.

      Under Massachusetts law and Berkshire Gas' By-laws, the Board of Directors can act without a meeting only by unanimous written consent. Under Holdco's Declaration of Trust, the trustees may act without a meeting only by unanimous written consent of the trustees.

      As with a Massachusetts business corporation, Holdco's Declaration of Trust provides that no action may be brought by a shareholder on behalf of Holdco unless a prior demand regarding such matter has been made on the trustees and the shareholders.

      Holdco's Declaration of Trust, like the Articles of Organization of Berkshire Gas, contains certain provisions that may be viewed as having an anti-takeover effect, including provisions establishing classes of trustees and requiring a super-majority vote of the disinterested shareholders to approve certain business transactions. Holdco is also subject to Chapter 110F of the Massachusetts General Laws, which, in general, provides that for three years after an acquiror has purchased 5% or more of the stock of a company, the acquiror may not complete the acquisition through merger, sell or pledge the assets of the company, or engage in other self-dealing transactions. The Holdco Declaration of Trust will also contain a provision (substantially the same as provisions of Massachusetts law currently applicable to Berkshire Gas) allowing the trustees to consider various constituencies and community and societal considerations, as well as the long-term and short-term interests of the company, in determining what he or she reasonably believes to be in the best interests of the Holdco.

Holdco Common Shares

      Holdco will issue shares of beneficial interest, referred to in this Proxy Statement as "Holdco Common Shares," and may in the future issue other equity and debt securities. The initial authorized capital stock of Holdco will be 10,000,000 common shares, without par value, and 1,000,000 preferred shares, par value $100 per share. The authorized capital shares may be issued from time to time by the trustees without the necessity of obtaining further consent of the shareholders or any approvals from the Massachusetts DTE. Holdco capital shares may be issued for money, services or property, or as a distribution to shareholders, and upon such terms as the trustees may in their absolute discretion determine. Upon consummation of the Merger, the number of outstanding Holdco Common Shares will be the same as the number of outstanding shares of Berkshire Gas Common Stock immediately prior to the Merger and no Holdco preferred shares will be outstanding.

      Holdco preferred shares may be issued by the trustees in one or more classes or series within a class and shall have such designations, preferences, voting rights, voting powers, full or limited, or no voting rights, participating, optional or other special rights, and such preferences, relative rights, qualifications, limitations or restrictions, all as may be determined by the trustees. Authorization of preferred shares in addition to the 1,000,000 shares initially authorized in the Declaration of Trust requires the vote of the holders of two-thirds of the shares outstanding and entitled to vote thereon. Under current provisions of the Holding Company Act, and the rules and regulations thereunder, issuance of Holdco preferred shares may be restricted.

      The holders of the Holdco Common Shares, subject to any prior rights or preferences of Holdco preferred shares outstanding at the time, will be entitled to such dividends thereon as the trustees in their discretion lawfully declare (see "Proposal Regarding Plan of Restructuring -- Dividend Policy" above) and will be vested with all voting rights. Each Holdco Common Share will be entitled to one vote. The Holdco Common Shares will not have cumulative voting rights in the election of trustees. In the event of voluntary or involuntary liquidation or dissolution, the holders of the Holdco Common Shares, subject to any prior rights or preferences of Holdco preferred shares outstanding at the time, will share ratably in the assets of Holdco. Holdco will have no right to call the Holdco Common Shares for redemption. The holders of the Holdco Common Shares will have no preemptive rights to subscribe to additional shares issued by Holdco.

      Holdco has no agreement, understanding or plan for the issuance of any Holdco Common Shares, except in connection with the proposed Merger and except in connection with Holdco's assumption of Berkshire Gas' Share Owner Dividend Reinvestment and Stock Purchase Plan, or any Holdco preferred shares. Holdco may issue and sell Holdco Common Shares in connection with the acquisition of stock or assets of other companies, to finance expenditures, additions and improvements to the property of Berkshire Gas or any of its subsidiaries, which have not been financed with other permanent securities and for other corporate purposes, or to repay or refinance outstanding indebtedness. Dividend requirements and any redemption, sinking fund or conversion provisions pertaining to Holdco preferred shares, if authorized and issued, may have an adverse effect on the availability of earnings for distribution to holders of the Holdco Common Shares and for use
with respect to other corporate purposes.   See also "Proposal Regarding
Plan of Restructuring -- Share Owner Dividend Reinvestment and Stock Purchase Plan" below for information concerning Holdco's intention to issue additional Holdco Common Shares pursuant to such plan.

Trustees and Management of Holdco

      The current directors of Berkshire Gas will be the trustees of Holdco upon the completion of the restructuring plan. In approving the restructuring, shareholders will be considered to have ratified the election of the following persons, now serving as directors of Berkshire Gas, as trustees of Holdco:

      Class A Trustees whose terms expire at the 2000 Annual Meeting.

              Paul L. Gioia
              Franklin M. Hundley
              Scott S. Robinson

      Class B Trustees whose terms expire at the 1998 Annual Meeting.

              George R. Baldwin
              John W. Bond

      Class C Trustees whose terms expire at the 1999 Annual Meeting.

              James R. Keys
              Robert B. Trask

The officers of Holdco, each of whom currently holds a comparable office in Berkshire Gas, are as follows:

Name                   Office
----                   ------

Scott S. Robinson      President and Chief Executive Officer
Michael J. Marrone     Vice President, Treasurer and Chief Financial Officer
Cheryl M. Clark        Secretary

Initially, Holdco does not expect to have any employees of its own and does not expect to render services to Berkshire Gas or any other subsidiary, although it may do so in the future.

      Following the restructuring and subject to their continuing qualification for such office, the present officers of Berkshire Gas will, at least initially, continue to hold their present offices and enjoy substantially the same remuneration and employee benefits now afforded. Following the restructuring, most of the present members of Berkshire Gas' Board of Directors will resign. Michael J. Marrone and Robert M. Allessio, currently officers of Berkshire Gas, will be elected to serve on the Board of Directors of Berkshire Gas with Scott S. Robinson. Separate Boards of Directors and officers will be appointed for the management services company, the subsidiary for propane operations and any other subsidiary company established to pursue non-regulated market opportunities. Given that Holdco will be the sole Stockholder of Berkshire Gas and other subsidiary companies, the Trustees of Holdco will have authority to vote such shares and to elect the directors of Berkshire Gas and any other subsidiary company. See "Proposed Regarding Plan of Restructuring -- The Restructuring."

No Appraisal Rights

      Under Massachusetts law governing the proposed Merger, neither a dissenting holder of Berkshire Gas Common Stock nor the holders of Berkshire Gas 4.8% Cumulative Preferred Stock has a right to demand payment of the fair value of his or her shares if the Merger is consummated.

Share Owner Dividend Reinvestment and Stock Purchase Plan

      Following the effectiveness of the restructuring, Holdco will assume Berkshire Gas' existing Share Owner Dividend Reinvestment and Stock Purchase Plan. Participants in such plan will continue to be able to make initial purchases of Holdco Common Shares, reinvest their dividends on Holdco Common Shares to purchase additional Holdco Common Shares and to make optional payments to acquire additional Holdco Common Shares.

Price Range of Berkshire Gas Common Stock

      The Company's Common Stock is traded on the NASDAQ-NMS and quoted through the NASDAQ System. The table below sets forth the high and low average of the bid and asked prices for shares of the Company's Common Stock, as reported by the National Quotation Bureau, Incorporated, for the periods indicated.

                                     High         Low
                                     ----         ---

1996:     First Quarter             $16-3/4     $15
          Second Quarter             16          14-3/4
          Third Quarter              16-3/4      14-7/8
          Fourth Quarter             18          15-1/4

1997:     First Quarter              17-1/2      15-1/4
          Second Quarter             16          15
          Third Quarter              17-3/8      15-1/4
          Fourth Quarter             23-1/2      16-1/4

1998:     First Quarter              23-1/2      21-1/2
          (through February 18,
          1998)

      These quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions. The daily high and low sales prices on February 18, 1998 were $22-7/8 and $22-1/2, respectively.

Stock Ownership by Directors and Executive Officers

      The following table sets forth the number of shares of Berkshire Gas Common Stock beneficially owned as of January 31, 1998 by each director of Berkshire Gas as well as the executive officers named in the Summary

Compensation Table of the proxy statement for Berkshire Gas' 1997 annual meeting, and the directors and executive officers of Berkshire Gas as a group. Except as indicated below, all of the shares listed are held by the persons named with both sole voting power and sole investment power.


                                                                   Percentage of Shares
                                        Shares of Common Stock     of Common Stock
                                        Beneficially Owned         Outstanding as
      Name of Beneficial Owner          as of January 31, 1998*    of January 31, 1998**
      ------------------------          -----------------------    ---------------------

      George R. Baldwin                        2,221                        .10%
      John W. Bond                             4,136 (1)                    .18
      Paul L. Gioia                            3,568 (2)                    .16
      Les H. Hotman                              220                        .01
      Franklin M. Hundley                      2,642                        .11
      James R. Keys                            1,185                        .05
      Michael J. Marrone                       1,195                        .05
      Scott S. Robinson                        6,591 (3)                    .29
      Robert B. Trask                          8,945 (4)                    .39

      All directors and officers of
      Berkshire gas, 10 persons as a
      group                                   30,895 (5)                   1.36

<F*>  As used in this Proxy Statement/prospectus, "beneficial ownership"
      means direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the Common Stock of Berkshire Gas. Except as indicated in the footnotes below, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.
<F**> As of January 31, 1998 there were 2,269,820 shares of Berkshire Gas
      Common Stock outstanding.
<F1>  Includes 273 shares held Mr. Bond's spouse, who has sole voting and investment power over such shares.
<F2>  All of Mr. Giola's shares are held jointly with his spouse, with shared voting and investment power over such shares.
<F3>  Comprised of 6,145 shares are held in trust, for which Mr. Robinson and his spouse are joint Trustees, with shared voting and investment power.
<F4>  6,045 of Mr. Trask's shares are held jointly with his spouse, with shared voting and investment power over such shares.  2,900 of Mr.
      Trask's shares are owned by a private, non-profit foundation of which Mr. Trask is a trustee.
<F5>  Aggregate record or imputed beneficial ownership, with sole or shared voting and investment power.

Transfer Agent and Registrar

      The State Street Bank and Trust Company, the Transfer Agent and Registrar of the Berkshire Gas Common Stock, will serve in the same capacities for the Holdco Common Shares.

Financial Statements

      No consolidated financial statements of Holdco and its subsidiary are presented herein since Holdco presently has no assets or liabilities other than the stock of Mergeco, and any pro forma consolidated financial statements of Holdco would reflect no change from the financial statements of Berkshire Gas prior to implementation of the restructuring plan.

Legal Opinion

      The validity of the Holdco Common Shares to be issued upon consummation of the Merger is being passed upon by Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts 02108.
Franklin M. Hundley, Of Counsel to Rich, May, Bilodeau & Flaherty, P.C., and formerly a Managing Director of such firm, is Chairman of the Board of Berkshire Gas.

Experts

      The financial statements and the related financial statement schedule incorporated in this Proxy Statement/Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1997 and the Berkshire Gas Company's Annual Report to Shareholders for the year ended June 30, 1997 have been audited by Deloitte & Touche LLP independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                OTHER MATTERS

Voting Procedures

      Consistent with state law and under Berkshire Gas' Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by Berkshire Gas to act as election inspectors for the meeting.

      The Proposal Regarding Plan of Restructuring requires the affirmative vote of two-thirds of the outstanding Berkshire Gas Common Stock. The election inspectors will count the total number of votes cast "for" approval of the Proposal Regarding Plan of Restructuring for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. For purposes of the Proposal Regarding Plan of Restructuring, abstentions and broker non-votes have the effect of votes cast against the proposal.

Adjournment of Meeting

      If sufficient votes in favor of the proposal set forth in the Notice of Special Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposal. They will vote against any such adjournment those proxies required to be voted against such proposal. Berkshire Gas will pay the costs of any additional solicitation and of any adjourned session.

Independent Accountants

      Representatives of Deloitte & Touche, LLP, Berkshire Gas' independent accountants, will not be present at the Special Meeting.

Proposals of Shareholders

      Shareholders' proposals intended to be presented at the 1998 Annual Meeting must be received by the Office of the Clerk of The Berkshire Gas Company, 115 Cheshire Road, Pittsfield, Massachusetts 01201-1879 by June 6, 1998.

Other Business

      The management has no reason to believe that any other business will be presented at the Special Meeting, but if any other business shall be properly presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

      The greater part of the stock of Berkshire Gas is widely held in small lots. It is important, therefore, in order to secure representation at the Special Meeting of the number of shares necessary to take action, that all shareholders who cannot be present in person, however small their holdings, fill in, sign and return the enclosed proxy without delay to State Street Bank and Trust Company, Corporate Services Department, P.O. Box 592, Boston, MA 02102. A self-addressed, stamped envelope is enclosed for this purpose.

      SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IF YOU PLAN TO ATTEND, PLEASE SO INDICATE ON THE ENCLOSED PROXY CARD.


                                 APPENDIX A


                        AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of February 19, 1998, by and among The Berkshire Gas Company, a Massachusetts gas utility corporation ("Berkshire Gas"), Berkshire Gas Mergeco Gas Company, Inc., a Massachusetts gas utility corporation ("Mergeco"), and Berkshire Energy Resources, a Massachusetts business trust ("Holdco").


                                 WITNESSETH:

      WHEREAS, Berkshire Gas has an authorized capitalization consisting of
(i) 4,600,000 shares of common stock, par value $2.50 per share ("Berkshire Gas Common Stock"), of which 2,269,821 shares are issued and outstanding and 115,432 shares have been reserved for issuance pursuant to Berkshire Gas's Share Owner Dividend Reinvestment and Stock Purchase Plan; and (ii) 105,000 shares of cumulative preferred stock, par value $100.00 per share ("Berkshire Gas Preferred Stock"), 3,212 shares of which are issued and outstanding; the number of shares of issued and outstanding Berkshire Gas Common Stock being subject to increase to the extent that shares reserved for issuance are issued prior to the Effective Time (as defined below) of the Merger;

      WHEREAS, Mergeco has an authorized capitalization consisting of 200,000 shares of common stock, par value $1.00 per share ("Mergeco Common Stock"), of which 100 shares have been subscribed for by Holdco and, once the issuance thereof has been approved by the Massachusetts Department of Telecommunications and Energy as required by law, will be issued to and owned beneficially and of record by Holdco;

      WHEREAS, Holdco has an authorized capitalization consisting of (i) 10,000,000 shares of beneficial interest, without par value ("Holdco Common Shares", each a "Holdco Common Share"), of which 100 shares are issued and outstanding and owned beneficially and of record by Berkshire Gas; and (ii) 1,000,000 preferred shares, par value $100.00 per share, of which no shares are issued and outstanding; and

      WHEREAS, the Boards of Directors or the Board of Trustees of the respective parties hereto deem it advisable and in the best interests of Berkshire Gas and its shareholders to merge Mergeco with and into Berkshire Gas (the "Merger") in accordance with Section 96 of Chapter 164 of the Massachusetts General Laws and pursuant to this Agreement and the Articles of Merger attached hereto as ANNEX I and incorporated herein (the "Articles"), whereby the holders of shares of Berkshire Gas Common Stock will exchange their shares for Holdco Common Shares;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that Mergeco shall be merged with and into Berkshire Gas, which shall be the corporation surviving the Merger, and that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:


                                  ARTICLE I
                                 THE MERGER

      (a) Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed and acknowledged by each of Berkshire Gas and Mergeco and thereafter delivered to the Secretary of State of The Commonwealth of Massachusetts for filing, as provided in Section 102A of Chapter 164 of the Massachusetts General Laws. The Merger shall become effective at such time as the Articles are filed as required by law with the Secretary of State of The Commonwealth of Massachusetts or such date, not more than thirty days after such filing, as may be specified in the Articles (the "Effective Time"). At the Effective Time, the separate existence of Mergeco shall cease and Mergeco shall be merged with and into Berkshire Gas (Mergeco and Berkshire Gas being sometimes referred to collectively herein as the "Constituent Corporations" and Berkshire Gas, the corporation designated in the Articles as the surviving corporation being sometimes referred to herein as the "Surviving Corporation");

      (b) Prior to and after the Effective Time, Holdco, Berkshire Gas and Mergeco, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Holdco shall issue the Holdco Common Shares which the holders of Berkshire Gas Common Stock are entitled to receive as provided in Article II hereof. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.


                                 ARTICLE II
                 TERMS OF CONVERSION AND EXCHANGE OF SHARES

At the Effective Time:

      (a) Each share of Berkshire Gas Common Stock issued and outstanding immediately prior to the Merger thereupon shall be changed and converted into one Holdco Common Share, which thereupon shall be issued, fully paid and nonassessable;

      (b) The shares of Berkshire Gas Preferred Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of preferred stock of the Surviving Corporation;

      (c) Each share of Mergeco Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of common stock of the Surviving Corporation, which thereupon shall be issued, fully paid and nonassessable; and

      (d) Each Holdco Common Share issued and outstanding immediately prior to the Merger shall be canceled.


                                 ARTICLE III
                     ARTICLES OF ORGANIZATION AND BYLAWS

      From and after the Effective Time, and until thereafter amended as provided by law, the Articles of Organization of Berkshire Gas as in effect immediately prior to the Merger shall be and continue to be the Articles of Organization of the Surviving Corporation. The purposes of the Surviving Corporation, the total number of shares and par value of each class of stock which the Surviving Corporation is authorized to issue and a description of each class of stock authorized at the Effective Time, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established, are as stated in such Articles of Organization, which are attached hereto as Annex II and incorporated herein. From and after the Effective Time, the Bylaws of Berkshire Gas shall be and continue to be the Bylaws of the Surviving Corporation until amended in accordance with law.

                                 ARTICLE IV
                           DIRECTORS AND OFFICERS

      The persons who are directors and officers of Berkshire Gas immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                                  ARTICLE V
                             STOCK CERTIFICATES

      Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Berkshire Gas Common Stock may, but shall not be required to, surrender the same to Holdco for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Holdco Common Shares as shares of Berkshire Gas Common Stock previously represented by the surrendered stock certificates. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented Berkshire Gas Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Holdco Common Shares as though such surrender or transfer and exchange had taken place. The stock transfer books for the Berkshire Gas Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of Berkshire Gas Common Stock outstanding prior to the Effective Time shall be made thereafter on such books.


                                 ARTICLE VI
                          CONDITIONS OF THE MERGER

      Consummation of the Merger is subject to the satisfaction of the following conditions:

      (a) The Merger shall have received the approval of the holders of each class of common stock outstanding and entitled to vote thereupon of each of the Constituent Corporations as required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      (b) The issuance of Mergeco Common Stock and the Merger shall have been approved by the Massachusetts Department of Telecommunications and Energy as required by Chapter 164 of the Massachusetts General Laws and all other governmental agencies whose approval is necessary, appropriate or desirable.

      (c) The Holdco Common Shares to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for trading on the NASDAQ National Market System.

      (d) Rich, May, Bilodeau & Flaherty, P.C. or such other counsel as shall be acceptable to the Board shall have delivered an opinion, satisfactory to the Board of Directors of Berkshire Gas, with respect to the tax consequences of the Merger.

                                 ARTICLE VII
                          AMENDMENT AND TERMINATION

      The parties hereto by mutual consent of their respective Boards of Directors may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the stockholders of Berkshire Gas; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of Berkshire Gas, materially and adversely affect the rights of the stockholders of Berkshire Gas.

      This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time, whether before or after approval of this Agreement by the stockholders of Berkshire Gas, by action of the Board of Directors of Berkshire Gas if said Board of Directors determines for any reason that the consummation of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Berkshire Gas or its stockholders.


                                ARTICLE VIII
                        EFFECTIVE TIME OF THE MERGER

      Subject to the prior satisfaction of the conditions of the Merger set forth in Article VI hereof and the authority to terminate this Agreement as set forth in Article VII hereof, the Constituent Corporations and Holdco shall do all such acts and things as shall be necessary or desirable in order to make the Effective Time occur as soon thereafter as practicable.

                                 ARTICLE IX
                  ASSUMPTION OF BERKSHIRE GAS'S STOCK PLAN

      Holdco shall take all required action to assume Berkshire Gas's obligations under the Share Owner Dividend Reinvestment and Stock Purchase Plan.


                                  ARTICLE X
                                MISCELLANEOUS

      This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, Berkshire Gas, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or Board of Trustees, have each caused this Agreement and Plan of Merger to be executed as of the date first written above by its President or one of its Vice Presidents and Treasurer or Assistant Treasurer and its corporate or common seal to be affixed hereto and attested by its Clerk or Secretary.


ATTEST:                                THE BERKSHIRE GAS COMPANY

/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Clerk                     Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer


[THE BERKSHIRE GAS COMPANY SEAL]       By: /s/ Michael J. Marrone
                                           --------------------------------
                                           Name:  Michael J. Marrone
                                           Title: Vice President, Treasurer
                                           and Chief Financial Officer


ATTEST:                                BERKSHIRE GAS MERGECO GAS
                                       COMPANY, INC.


/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Clerk                     Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer


[THE BERKSHIRE GAS MERGECO GAS         By: /s/ Michael J. Marrone
                                           --------------------------------
COMPANY, INC. SEAL                         Name:  Michael J. Marrone
                                           Title: Vice President and
                                           Treasurer


ATTEST:                                BERKSHIRE ENERGY RESOURCES


/s/ Cheryl M. Clark                    By: /s/ Scott S. Robinson
-----------------------------------        --------------------------------
Cheryl M. Clark, Secretary                 Name:  Scott S. Robinson
                                           Title: President and Chief
                                           Executive Officer


[BERKSHIRE ENERGY RESOURCES SEAL]
                                       By: /s/ Michael J. Marrone
                                           --------------------------------
                                           Name:  Michael J. Marrone
                                           Title: Vice President, Treasurer
                                           and Chief Financial Officer


                                   ANNEX I
                                      to
                        Agreement and Plan of Merger


                             ARTICLES OF MERGER

                                     of

                          THE BERKSHIRE GAS COMPANY
                    (A Massachusetts Utility Corporation)

                                     and

                   BERKSHIRE GAS MERGECO GAS COMPANY, INC.
                    (A Massachusetts Utility Corporation)

                                     and

                         BERKSHIRE ENERGY RESOURCES
                      (A Massachusetts Business Trust)


      Pursuant to the provisions of Section 102A of Chapter 164 of the Massachusetts General Laws, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Berkshire Gas Mergeco Gas Company, Inc. with and into The Berkshire Gas Company, which shall be the Surviving Corporation:

      1. Attached hereto and incorporated herein by reference is the Agreement and Plan of Merger dated as of February __, 1998, of the undersigned corporations. The Surviving Corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of a Constituent Corporation, upon written request and without charge. The Effective Time as defined therein is 5:00 P.M., Boston time on ____________, 1998.

      2. The undersigned president or vice president and clerk or secretary or assistant clerk or secretary of each undersigned corporation hereby state under the penalties of perjury that the attached Agreement and Plan of Merger has been duly executed on behalf of such corporation and has been approved by the stockholders of such corporation and by the Department of Telecommunications and Energy of The Commonwealth of Massachusetts in the manner required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      3. The post office address of the initial principal office of the Surviving Corporation is 115 Cheshire Road, Pittsfield, Massachusetts 01201.

      4. The name, residence and post office address of each of the initial directors and the chairman, president, treasurer and clerk of the Surviving Corporation are as follows:

                                                            POST OFFICE
NAME                   TITLE            RESIDENCE           ADDRESS

George R. Baldwin      Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

John W. Bond           Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Paul L. Gioia          Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Franklin M. Hundley    Chairman and                         c/o 115 Cheshire Road
                       Director                             Pittsfield, MA  01201

James R. Keys          Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Robert B. Trask        Director                             c/o 115 Cheshire Road
                                                            Pittsfield, MA  01201

Scott S. Robinson      Director,                            115 Cheshire Road
                       President and                        Pittsfield, MA  01201
                       Chief Executive
                       Officer

Michael J. Marrone     Vice President,                      115 Cheshire Road
                       Treasurer and                        Pittsfield, MA  01201
                       Chief Financial
                       Officer

Cheryl M. Clark        Clerk                                115 Cheshire Road
                                                            Pittsfield, MA  02101


      5. The fiscal year of the Surviving Corporation initially adopted shall end on the last day of the month of June in each year.

      6. The date and time initially fixed in the Bylaws for the annual meeting of the stockholders of the Surviving Corporation is 10:00 a.m. on the second Wednesday in November of each year.


      IN WITNESS WHEREOF, Berkshire Gas, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or Board of Trustees, have each caused these Articles of Merger to be executed by its president or one of its vice presidents and its clerk or one of its assistant clerks.

Dated: _________________          THE BERKSHIRE GAS COMPANY


                                  By: ______________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer


                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Clerk

                                  BERKSHIRE GAS MERGECO GAS COMPANY, INC.


                                  By: _________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer

                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Clerk

                                  BERKSHIRE ENERGY RESOURCES


                                  By: _____________________________
                                  Name: Scott S. Robinson
                                  Title: President and Chief Executive
                                  Officer


                                  By: _____________________________
                                  Name: Cheryl M. Clark
                                  Title: Secretary



                                 APPENDIX B


                            DECLARATION OF TRUST

                                     OF

                         BERKSHIRE ENERGY RESOURCES




                           Dated February 17, 1998



                              TABLE OF CONTENTS


1.   NAME; PURPOSE                                                   B-4
2.   DEFINITIONS                                                     B-4
3.   LIMITATIONS ON LIABILITY                                        B-5
4.   NONASSESSABILITY OF SHAREHOLDERS                                B-5
5.   RELIANCE OF THIRD PERSONS                                       B-5
6.   PLACE OF BUSINESS                                               B-6
7.   TRUST ESTATE; CONVERSION INTO PERSONAL ESTATE                   B-6
8.   POWERS OF TRUSTEES                                              B-6
9.   NUMBER AND ELECTION                                             B-10
10.  RESIGNATION; VACANCIES; REMOVALS                                B-11
11.  VESTING IN NEW TRUSTEES                                         B-12
12.  COMPENSATION                                                    B-12
13.  UNISSUED SHARES                                                 B-12
14.  DETERMINATION OF CAPITAL AND INCOME                             B-12
15.  DIVIDENDS                                                       B-12
16.  FISCAL YEAR; ACCOUNTS                                           B-13
17.  ACTION BY BOARD; QUORUM                                         B-13
18.  BY-LAWS                                                         B-13
19.  CERTIFICATE EVIDENCING VOTES                                    B-13

20.  TRUSTEES AND OFFICERS                                           B-13
21.  LIABILITY                                                       B-14
22.  BOOKS AND REPORTS                                               B-14
23.  ADVANCE OF EXPENSES                                             B-14
24.  RIGHTS NOT EXCLUSIVE; DEFINITIONS                               B-14
25.  SHAREHOLDERS                                                    B-14
26.  SHAREHOLDERS, TRUSTEES, OFFICERS AND AGENTS                     B-15
27.  AUTHORIZATION OR RATIFICATION BY SHAREHOLDERS                   B-15
28.  NUMBER; NONASSESSABLE                                           B-15
29.  SHARES PERSONAL PROPERTY; TRUST ONLY                            B-16
30.  RIGHTS OF SHAREHOLDERS; LIMITATION ON RIGHTS OF ACTION          B-16
31.  ADDITIONAL SHARES                                               B-16
32.  PREFERRED SHARES                                                B-16
33.  ALL OTHER CHANGES IN SHARES                                     B-16
34.  CONSIDERATION FOR ISSUE                                         B-16
35.  NO PREEMPTIVE OR PREFERENTIAL RIGHTS OF SUBSCRIPTION            B-17
36.  TREASURY SHARES                                                 B-17
37.  TRANSFER BOOKS                                                  B-17
38.  TRANSFER AGENT                                                  B-17
39.  SHARE CERTIFICATES                                              B-17
40.  LOST, STOLEN OR DESTROYED SHARE CERTIFICATES                    B-17
41.  TRANSFER OF SHARES                                              B-17
42.  TRANSFERS BY OPERATION OF LAW                                   B-17
43.  JOINT OWNERS                                                    B-18
44.  NO DUTY TO EXAMINE INTO TRUSTS, PLEDGES, ETC., TO WHICH
     SHARES ARE SUBJECT                                              B-18
45.  ANNUAL MEETING                                                  B-18
46.  SPECIAL MEETINGS                                                B-18
47.  PRESIDING OFFICER                                               B-18
48.  BUSINESS TO BE TRANSACTED                                       B-19
49.  NOTICES                                                         B-19
50.  VOTING; QUORUM                                                  B-19
51.  ADJOURNMENT OF MEETING                                          B-19
52.  REQUISITE VOTE TO ACT                                           B-20
53.  RECORD DATE FOR VOTING, DIVIDENDS AND OFFERINGS                 B-20
54.  DURATION OF TRUST                                               B-20
55.  DEATH OF SHAREHOLDER OR TRUSTEE NOT TO TERMINATE TRUST          B-20
56.  TERMINATION; COMBINATION; AFFILIATION                           B-20
57.  CERTAIN TRANSACTIONS                                            B-20
58.  AMENDMENTS                                                      B-23
59.  CERTIFICATE OF TERMINATION OR AMENDMENT                         B-24
60.  DISPOSITION OF TRUST ESTATE ON TERMINATION                      B-24
61.  FILING                                                          B-24
62.  PROTECTION OF COMPANY, STOCK OF WHICH HELD BY TRUST             B-25
63.  AUTHORITY OF THE TRUSTEES TO CONSTRUE TERMS HEREOF              B-25
64.  EFFECT OF CAPTIONS AND TABLE OF CONTENTS                        B-25
65.  COUNTERPARTS                                                    B-25
66.  GOVERNING LAW                                                   B-25
67.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS                  B-25


                            DECLARATION OF TRUST

                                     OF

                         BERKSHIRE ENERGY RESOURCES

      THIS DECLARATION OF TRUST made this 17th day of February, 1998 at Pittsfield, in Berkshire County, The Commonwealth of Massachusetts, by and between Scott S. Robinson of 741 East Street, Lenox, MA 01240, Michael J. Marrone of Colonial Acres, Rural Route #3, Pittsfield, MA 01201, and Cheryl
M. Clark of 1645 Dublin Road, Richmond, MA 01254, and those who shall hold certificates of shares to be issued hereunder.

      WHEREAS it is desired to create under and in accordance with the provisions of this instrument a voluntary business association with transferable shares for the acquisition of property and the conduct of business as hereinafter set forth;

      NOW, THEREFORE, this DECLARATION OF TRUST WITNESSETH that said Scott
S. Robinson, Michael J. Marrone and Cheryl M. Clark, for themselves, their heirs, executors, administrators, successors and assigns, do hereby declare that they and their successors from time to time, as Trustees hereunder, will hold, manage and dispose of the trust estate, as hereinafter defined in trust in the manner and with and subject to the powers and provisions hereinafter contained concerning the same, for the benefit of the Shareholders (as hereinafter defined) according to the number and kind of shares held by them respectively.

                                NAME; PURPOSE

      1. NAME; PURPOSE. The Trustees as trustees hereunder, though not in their individual capacities, shall be designated Berkshire Energy Resources and are hereinafter referred to as the "Company." So far as may be practicable, all things relating to the trust hereby created shall be done under such name. The purpose of the Company shall be to engage, either directly or through direct or indirect subsidiaries, joint ventures, partnerships, limited liability companies or other combinations or associations, in any manufacturing, mercantile, selling, management, service or other business, operation or activity related to energy generation, transmission or distribution, utilization, conservation or transportation, construction, telecommunications, or any other manufacturing, mercantile, selling, management, service or other business, operation or activity, whether or not related to the forgoing enumerated areas, that a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts could carry on.

                                 DEFINITIONS

      2. DEFINITIONS. Except where the context otherwise requires, the following terms when used herein shall mean the following:

      (a) "Trustee" or "Trustees" means the person which is the trustee hereunder for the time being, if there is only one, or if more than one, the persons who are the trustees hereunder for the time being, whether, in each case, original, additional or successor;

      (b) "Trust estate" means the property at any time received by the Trustees or otherwise acquired and held on behalf of the Company as hereinafter provided;

      (c) "Shareholder" or "Shareholders" mean the person or persons, natural or corporate, at the time registered as the holder or holders of the shares of the Company and, except to the extent limited by any subscription or by any subscription certificate or part-paid shares accepted or issued, include the person or persons, natural or corporate, at the time registered as the holder or holders of such subscription certificates and part-paid shares; and

      (d) "Share" or "shares" mean the transferable share or shares of beneficial interest provided for in Article 29 and include any subscription certificate or part-paid share issued except to the extent limited in such subscription certificate or part-paid share.

                           RIGHTS OF THIRD PERSONS

      3. LIMITATIONS ON LIABILITY. The Trust estate shall be directly liable for the payment and satisfaction of all obligations and liabilities incurred in the carrying on of the business of the Company. No Trustee shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Company or by any Trustee, officer, agent or representative thereof, or in tort or otherwise, and no such contract, obligation or undertaking shall be enforceable against the Trustees, the Shareholders, or the officers, agents or other representatives of the Company or any of them in their, his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Company; and every person, firm, association, trust and corporation shall look only to the Trust estate for the payment or satisfaction of any liability, damages, claim or demand. In every agreement and obligation entered into and in every writing by or on behalf of the Company, reference shall be made to this declaration of trust, and the substance of such parts of the preceding sentence of this Article 3 as are applicable shall be set forth; and neither the Trustees nor any officer, agent or representative of the Company shall have any power or authority to enter into any agreement or obligation on behalf of the Company except in accordance with the provisions of this Article 3. Failure to comply with the provisions of this Article shall, however, in no event render any Trustee, Shareholder, officer, or agent personally liable to the Company or its Shareholders.

      4. NONASSESSABILITY OF SHAREHOLDERS. No Trustee, officer, agent or representative of the Company shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by them in the execution of this trust or to call upon the Shareholders for the payment of any sum of money or any assessment whatever, except when and to the extent that shares in the Company are by their express terms issued part-paid and assessable.

      5. RELIANCE OF THIRD PERSONS. The receipts of the Company for moneys or things paid or delivered to it shall be effective discharges to the person, firm, association, trust or corporation paying or delivering the same and from all liability to see to the application thereof. No purchaser or person, firm, association, trust or corporation dealing with the Company or with the Trustees, officers, agents or representatives of the Company shall be bound to ascertain or inquire whether any consent, resolution or other authorization of the Trustees or Shareholders, as is herein required or provided for, has been obtained or passed or as to the existence or occurrence of any event or purpose in or for which a sale, lease, mortgage, pledge or charge is herein authorized or directed, or otherwise as to the purpose or regularity of any of the acts of the Trustees or the officers, agents or representatives of the Company purporting to be done in pursuance of the trust or powers herein contained, or as to the regularity of the removal, resignation or appointment of any Trustee or any officer, agent or representative; and a transfer of the Trust estate, or any part thereof, executed by the Trustees in whom the same shall be vested at the time of any such removal, resignation or appointment (including any retiring Trustee who shall be willing to act and shall act in executing such transfer but not otherwise including any such retiring Trustee) for the purpose of vesting the same in a successor Trustee or providing evidence of such vesting independently of such removal, resignation or appointment, shall, as to the property comprised in such transfer, be conclusive evidence in favor of any such purchaser or other person, firm, association, trust or corporation dealing with the Company of the validity of such transfer and of the matters therein recited relating to such removal, resignation or appointment or the occasion thereof or the occasion of such transfer.

                       PLACE OF BUSINESS; TRUST ESTATE

      6. PLACE OF BUSINESS. The principal place of business of the Company shall be 115 Cheshire Road, Pittsfield, MA 01201, or at such other place in Massachusetts as the Trustees shall from time to time determine.

      7. TRUST ESTATE; CONVERSION INTO PERSONAL ESTATE. All property at any time and from time to time subject to this trust shall, subject to the provisions of Articles 8(c) and 8(g), be transferred to and vested in the Trustees. Notwithstanding any other provisions hereof, all real estate at any time forming part of the Trust estate shall be held upon trust for sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustee shall approve, but the Trustees shall have power, until the termination of this trust, to postpone such conversion so long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real estate shall at all times be considered as personal estate; and the real estate and personal property comprised in the Trust estate shall constitute a single fund. For the purpose of such sale and conversion of real estate the Trustees shall have full power to sell or exchange the same and to execute and deliver proper deeds and instruments of conveyance thereof.


                                THE TRUSTEES

      8. POWERS OF TRUSTEES. Subject to the provisions and conditions contained herein, the Trustees shall have power from time to time, in addition to the specific powers and authorities herein expressly granted, to take any action which they deem to be necessary or convenient to carry out the business of the Company, including without limitation of the generality of the foregoing, the powers hereinafter specified:

      (a) HOLD INVESTMENTS. To purchase, subscribe for or otherwise acquire stocks, shares, bonds or other securities, property or obligations of any corporation, wherever incorporated, or of any trust, association or other entity, or of any nation, state, municipality or other governmental or public agency, division or body or certificates or other evidences of interest in any real or personal property, and to be a member of any company, syndicate or joint undertaking, or the beneficiary of any trust, and all whether or not any such company be domestic or foreign, and whether or not the purposes of or character of business carried on or assets held by any such company, syndicate or joint undertaking, or comprised of any such real or personal property, be similar to the purposes of or business carried on or assets held by the Company, and whether or not any such securities, membership or beneficial interest might be considered speculative, hazardous, nonproductive or wasting or would ordinarily be considered a proper or prudent investment or activity for a trustee and, whether or not any contingent or other liability may arise or exist in respect thereof and irrespective of the proportion of the Trust estate invested in one or more of said securities, properties or companies, and to exercise all the rights and privileges of an owner thereof and, without limiting the generality of the foregoing, to acquire, by exchange, purchase or otherwise, the shares and dividend and profit rights in, and the bonds and other securities and obligations of, the Company;

      (b) ASSUME OBLIGATIONS. To assume any obligations or liabilities of any corporation, wherever incorporated, or of any trust, association or other entity, and to discharge or liquidate such obligations or liabilities;

      (c) BORROW. To borrow money for the purposes of the Company, and to issue, whether for borrowed money or for other consideration, bonds or other securities or obligations therefor if desired, which may mature at any time or times, and may be convertible or after the issuance thereof may be made convertible, with or without additional consideration for such conversion right, into other securities of the Company or into other securities, all for such periods and upon such terms as the Trustees may determine, and to secure the payment thereof if desired by mortgage, pledge, assignment, transfer or conveyance of or charge on the whole or any part of the Trust estate then owned or thereafter acquired, which bonds or other securities or obligations may be signed on behalf of the Company by the chairman, the president or a vice president and by the treasurer or an assistant treasurer, or by facsimiles of such signatures if the bonds or other securities or obligations are authenticated or certified by a trustee or by a registrar other than a trustee, officer or employee of the Company, and may have affixed thereto the common seal of the Company or a facsimile thereof and may carry interest coupons authenticated by the facsimile signature of the treasurer; provided that even though any officer who has signed or whose facsimile signature has been placed on any bond or other security or obligation shall have ceased to be such officer before such bond, security or obligation is issued, such bond, security or obligation may nonetheless be issued by the Company;

      (d) LEND AND AID. To advance or lend money to, and otherwise aid by endorsement, guarantee or otherwise, and with or without security, and to make capital contributions to, any corporation, trust, association or other entity, any of the stocks, shares, bonds or other securities or obligations of which shall have been acquired or subscribed for by or on behalf of the Company or in which the Company has any business interest (including, without limitation of the generality of the foregoing, the power to guarantee the performance of any undertaking or obligation or the payment of dividends on stock), and to discharge and cancel without payment any indebtedness thus arising or to convert the same into stocks, shares, bonds, or other obligations of such corporation, trust association or other entity, or any other with or into which it may be consolidated or merged, or to which its property may be transferred or leased, and in like manner to advance or lend money to and otherwise aid any person or company (whether or not a Shareholder), whenever the Trustees shall deem such action to be necessary or convenient in the business or conducive to the advantage of the Company;

      (e) EXERCISE POWERS OF HOLDER OF INVESTMENTS. To exercise any and all powers and rights belonging to the holder of any stocks, shares, bonds, securities, property or obligations forming part of the Trust estate, whether by voting or by giving any consent, request or notice, or otherwise, either in person or by proxy or attorney, and to give proxies or powers of attorney therefor, with or without power of substitution, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting, meetings or action, and may include the exercise of any discretionary powers; and, without limiting the generality of the foregoing, to vote in favor of or to consent to the creation of any mortgage, lien or other encumbrance upon all or part of the franchises and property, real and personal, then owned or thereafter acquired, of any or all of the corporations, trusts, associations and other entities, any of the stocks, shares, bonds, securities or obligations of which may at the time be subject to this trust, or to vote in favor of or to consent to the merger or consolidation of any such corporation, trust association or other entity with any other corporation, trust association or other entity, or the sale, lease, surrender or abandonment of all or part of the franchises and property, real and personal, of any such corporation, trust association or other entity;

      (f) SELL. To sell at public auction or by private contract or otherwise use and deal in and with the whole or any part of the Trust estate, free and discharged of this trust, and to convert, exchange or refund the whole or any part of the Trust estate for or into any shares, bonds or other securities or obligations, property or effects in which the Company might, under the provisions hereof, invest any moneys; provided, however, that except as provided in Article 8(o), Article 57 or Article 60, no sale or other disposition of the Trust estate as a whole or substantially as a whole shall be made without authorization or approval by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon, but this proviso shall not apply to any disposition pursuant to any mortgage, pledge, or charge;

      (g) TRANSFER SECURITIES INTO NAMES OF OTHERS. To cause any real or personal property, including without limitation of the generality of the foregoing, securities forming all or part of the Trust estate, to be transferred into the name of the Company or transferred into the name of or vested in the Trustees, or to cause or allow any real or personal property to remain in the name of, or to be transferred into the name of, any other person, firm, association, or other entity, trust, corporation or other entity and in any such case in such manner as not to give notice that the same are affected by any trust;

      (h) DELEGATE POWERS. To employ and act through and to delegate any or all of the powers and discretions of the Company to, and to permit any or all of such powers and discretions to be exercised by, any of the officers, agents or representatives of the Company or of the Trustees, including without limitation the officers, employees, agents and representatives referred to in the last paragraph of this Article 8;

      (i) COLLECT FUNDS. To collect, sue for, receive and receipt for all sums of money coming due to the Company, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities, property or obligations subject to this trust, and to prosecute, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust estate, and to extend time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient;

      (j) DEPOSIT FUNDS. To deposit any moneys included in the Trust estate in any bank or trust company including any bank or trust company that may at the time be the Trustee, and to entrust to any such bank or trust company for safekeeping any of the stock or share certificates, bonds or other securities, property or obligations and any documents and papers comprised in or relating to the Trust estate;

      (k) PAY TAXES. To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Company or the Trustees in connection with the Trust estate, or upon or against the Trust estate or any part thereof;

      (l) ESTABLISH SURPLUS FUNDS. To set apart, from time to time, as surplus funds, such sums as the Trustees may deem proper out of any sources which according to generally accepted accounting principles may be considered surplus, which surplus funds shall be applicable to any purposes to which money forming part of the capital or income of the Trust estate may be applied, including the payment of dividends;

      (m)  ADOPT SEAL.  To adopt and use a common seal;

      (n) PURCHASE INSURANCE. To take out and maintain insurance or establish self-insurance programs in such amounts and of such kinds and in such companies and through such brokers and agents as may be necessary, convenient or desirable, including insurance policies insuring the Trustees, officers, employees and agents of the Company against claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as a Trustee, officer, employee or agent, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such person against such liability;

      (o) TRANSFER TO NEW TRUST OR CORPORATION. When authorized by a majority vote of Shareholders at a meeting, to sell and convey as an entirety and going concern all the property and assets of the Company to a corporation or a new association or trust organized for the purpose of acquiring the same and organized with the same authorized classes of shares as the Company shall then have with the same or substantially the same preferences, voting powers, restrictions and qualifications thereof as attach to the shares of the Company, the consideration for such sale and conveyance to be the assumption by such new corporation, association or trust of all liabilities and obligations of the Company then outstanding and the issuance and delivery by such new corporation or association or trust to the Company, or upon its order, for distribution as hereinafter provided for, of such shares as will enable the Company to exchange its shares, share for share and class for class, for the shares of such new corporation or association or trust and thereupon such exchange shall be made, and this trust shall be terminated, and each Shareholder of the Company by becoming a Shareholder shall agree to receive and accept in such case the shares of such new corporation or association or trust in exchange on the basis aforesaid as a full and final distributive share of the proceeds in liquidation of such sale and conveyance, and further agrees that in such case his or her shares in the Company shall thereafter have no rights and privileges whatsoever except the right and privilege of being exchanged for shares of such new corporation or association or trust on the basis aforesaid;

      (p) INVEST CAPITAL. To invest and re-invest the capital or other funds of this trust in real or personal property of any kind, or in any interest therein;

      (q) ESTABLISH PENSION AND OTHER COMPENSATION PLANS. To establish and carry out pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive, health, welfare and benefit plans, trusts and provisions for any or all of the Trustees, officers, employees and retired employees of the Company or of any of its subsidiaries;

      (r) PARTNERSHIPS AND OTHER VENTURES. To enter into or become partners or members in joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations;

      (s) ACQUIRE AND DISPOSE OF PROPERTY AND RIGHTS. To purchase, acquire, hold, utilize, lease, carry on, sell, exchange and dispose of any other business or property, rights, or privileges which may be deemed to be suitable, convenient or profitable for or in connection with any of the purposes of the Company;

      (t) GRANT RIGHTS OR OPTIONS. To grant rights or options good for any period of time, including an unlimited period of time (but not exceeding the duration of the Company) to purchase from the Company any securities of the Company which have been authorized but remain unissued or are held in the treasury, at such prices and on such terms and conditions as may be fixed from time to time by the Trustees; and to create and issue warrants or other instruments representing such rights or options in such form as the Trustees may determine;

      (u) PERFORM OTHER NECESSARY THINGS. To do each and every thing necessary, suitable, desirable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects hereinbefore enumerated or incidental to the powers herein named and, without limiting the generality of the foregoing, to deal with the Trust estate and manage and conduct the business of the trust hereunder as fully as if the Company were the absolute owner of the Trust estate and in so doing to execute all contracts, agreements, deeds, covenants and instruments, and do all such things as the Trustees may deem proper for the purposes of the Company, whether or not involving action of a kind or extent legal or customary for a trustee or for the management of trust funds.

      The powers and authority, whether discretionary or otherwise, conferred upon the Trustees by this Article 8 and elsewhere in this declaration of trust may be delegated to committees, officers, employees, agents and representatives of the Company, and shall not be deemed to be mandatory but shall, together with any and all implied powers and discretions, be exercised by the Trustees from time to time to the extent deemed to be advantageous to the Company, and may be exercised either alone or in association with others and to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise and either alone or in conjunction with or in partnership with others, and both within and without The Commonwealth of Massachusetts. The acts of any committee, officers and agents, within the scope of their respective authorities, shall be as agents and delegates of the Trustees, and shall be deemed to be the acts of the Trustees and not of the Shareholders. When authorized by the Trustees, mortgages, conveyances and other instruments of transfer of real or other property may be executed by any officer of the Company on behalf of the Trustees.

                                THE TRUSTEES

      9. NUMBER AND ELECTION. The persons signing this Declaration of Trust shall be the original Trustees. At such time as the outstanding shares of the Company are not wholly owned by The Berkshire Gas Company (the
"Transition Date"), the following provisions shall apply.   The number of
Trustees shall be determined from time to time by the Trustees, but shall not be less than three nor more than nine, divided into classes and elected for terms as set forth below, shall be elected at the annual meeting of the Shareholders by such Shareholders as have the right to vote at such election. The number of Trustees may be increased at any time or from time to time to any number not more than nine either by the Shareholders or by the Trustees by vote of a majority of the Trustees then in office. The number of Trustees may be decreased to any number not less than three at any time or from time to time either by the Shareholders or by the Trustees by a vote of a majority of the Trustees then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more Trustees. No decrease in the number of Trustees should shorten the term of any Trustee.

      The Trustees shall be elected as follows. The Trustees shall be divided as nearly equally as possible into three classes, with each class to consist of approximately one-third of the number of Trustees. The first Trustees of the Company shall consist of the directors of The Berkshire Gas Company divided into the same three classes. The term of office of the Trustees of the first class shall continue until the first annual meeting of the Shareholders following the Transition Date, the term of office of the Trustees of the second class shall continue until the second annual meeting of the Shareholders following the Transition Date, and the term of office of the Trustees of the third class shall continue until the third annual meeting of the Shareholders following the Transition Date, and, in each case, until their respective successors are chosen and qualified (unless otherwise required by law) or until the Trustee sooner dies, resigns or is removed.

      At each annual meeting beginning with the first annual meeting of the Shareholders following the Transition Date, the Trustees elected to succeed those whose terms expire shall be of one class and shall be elected for a term which shall continue until the third succeeding annual meeting, and until a successor shall be elected (unless otherwise required by law) or until the Trustee sooner dies, resigns or is removed. Any Trustee elected to fill a vacancy caused by death, resignation or removal shall be elected for a term which shall coincide with the term of the class of the vacant trusteeship. Any Trustee elected to fill an additional trusteeship resulting from an increase in the number of Trustees shall be of the class whose term continues and shall be elected to serve until the annual meeting of the Shareholders closest to three years from the date of the increase, and until a successor shall be elected and qualified (unless otherwise required by law) or until the Trustee sooner dies, resigns or is removed. The number of Trustees shall not be increased or decreased at a time when, or to the extent that, it would result in the Trustees not being divided as nearly equally as possible into three classes each consisting of approximately one-third of the number of Trustees. The total number of Trustees need not be an exact multiple of three. A Trustee may succeed
himself or herself.   Whenever the holders of any one or more classes or
series of shares of the Company other than common shares shall have the right, voting separately by class or series, to elect Trustees at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such trusteeship shall be governed by the terms of such class or series of shares, and such Trustees shall not be divided into classes pursuant to this Article 9 unless expressly provided by such terms. References in this Article 9 to an annual meeting of Shareholders shall be deemed to include a special meeting held in place of an annual meeting. This Article 9 may be amended only by vote of the holders of 75% of the shares issued and outstanding and entitled to vote generally in the election of Trustees; provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal that has been recommended by two-thirds vote of the Trustees then in office.

      10. RESIGNATION; VACANCIES; REMOVALS. A Trustee may resign by presenting his or her resignation in writing at a meeting of the Trustees or delivering the same at the principal office of the Company, addressed to the chairman, president or secretary of the Company, and its acceptance by the Trustees shall not be required unless so stated in the resignation. Any vacancy in the number of Trustees not required to be filled by the Shareholders may be filled by the Trustees by vote of a majority of the remaining Trustees then in office. Any Trustees so chosen shall continue in office for the remainder of the full term of the class of Trustees in which the new trusteeship was created or the vacancy occurred and until his or her successor, if there be one, is chosen and qualified. The remaining Trustees may act notwithstanding any vacancy in their numbers. Except as otherwise provided in this declaration of trust, a Trustee (including persons elected by the Trustees to fill any vacancies) may be removed from office: (i) for cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Trustees; (ii) without cause by the vote of 75% of the shares issued and outstanding and entitled to vote generally in the election of Trustees; or (iii) for cause by vote of a majority of the Trustees then in office. A Trustee may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her. Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Company, no Trustee resigning or removed shall have any right to any compensation as such Trustee for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless the body acting on the removal, shall in their or its discretion provide for compensation.

      11. VESTING IN NEW TRUSTEES. Upon the resignation or removal of a Trustee hereunder and upon the election or appointment of a new Trustee hereunder, such instruments shall be executed, acknowledged and delivered as the remaining Trustees or the new Trustees shall deem necessary or convenient for confirming or providing evidence of the vesting of the Trust estate in the Trustees for the time being or providing evidence of such vesting independently of such election or appointment. Notwithstanding the failure to execute any conveyance, the Trust estate shall always (not restricting the same to the above enumerated cases) vest in the Trustees for the time being acting hereunder.

      12. COMPENSATION. Each Trustee shall receive such reasonable compensation as the Trustees may determine, and shall not be limited by any provision of law with regard to the compensation of trustees of an express trust.

      13. UNISSUED SHARES. In particular, and without limiting the generality of the foregoing, the Trustees may, subject to any requirement of law, at any time issue all or from time to time any part of the unissued shares of the Company from time to time authorized and may determine, subject to any requirements of law, the consideration for which such shares are to be issued and the manner of allocating such consideration between capital and surplus. Unless the Trustees otherwise specify, the excess of the consideration for any share with par value issued by it over such par value shall be paid-in surplus. The Trustees may allocate to capital stock less than all of the consideration for any share without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

      14. DETERMINATION OF CAPITAL AND INCOME. The Trustees shall have power to determine what constitutes capital or income, what constitutes the income of the Trust estate for any year or other period, in what manner any expenses or disbursements are to be allocated between capital and income, and the amount of the net earnings and of the earned surplus; and every such determination, whether express or implied in the acts or proceedings of the Trustees, shall be conclusive and binding upon all persons interested.

      15. DIVIDENDS. The Trustees may from time to time in their discretion declare dividends out of the net earnings of the Trust estate or out of the earned surplus or capital surplus, payable out of the Trust estate, at any date fixed by the Trustees, in cash or property, including without limitation bonds or other obligations of and the shares in the Company, and for that purpose may capitalize all or any part of the earned surplus; but no Shareholder shall have any right to any dividends except when and as the same are declared by the Trustees, and no Trustee or Shareholder, officer, agent or representative of the Company shall be liable therefor, and any Shareholder entitled thereto shall look only to the Trust estate for the payment of any such dividends. The Company shall pay and distribute the said dividends so declared to the Shareholders according to the number of shares held by them respectively.

      16. FISCAL YEAR; ACCOUNTS. The Trustees may determine the fiscal year for the Company, and the form in which the accounts of the Company shall be kept, and may from time to time change the fiscal year or form of accounts.

      17. ACTION BY BOARD; QUORUM. The action of the Trustees in respect of any matter shall be by vote passed by the Trustees at a meeting or by a written vote without a meeting signed by all of the Trustees. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast on the question, and the meeting may be held as adjourned without further notice. Except as herein otherwise provided, when a quorum is present at any meeting a majority of the Trustees in attendance thereat shall decide any questions before such meeting. Nothing in this
Article 17 shall be construed as limiting the delegation of any power to a committee of the Trustees.

      18. BY-LAWS. The Trustees may by vote of a majority of the Trustees then in office, make and from time to time amend, add to or rescind by-laws for the Company (the "By-laws"). The By-laws may, subject to the provisions of this declaration of trust: (a) fix the fiscal year; (b) regulate the affairs of the Trustees, including provisions for the nomination thereof;
(c) provide for such committees as the Trustees shall deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the Trustees in the intervals between meetings of the Trustees; (d) provide for the appointment of a chairman of the Trustees, a president, one or more vice presidents, a treasurer, a secretary and such other officers as the Trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties;
(e) provide for the manner in which documents shall be executed, including share certificates; (f) provide for the appointment of transfer agents or officers and registrars, and (g) contain such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of this declaration of trust, as the Trustees shall deem appropriate.

      19. CERTIFICATE EVIDENCING VOTES. A certificate signed by the chairman, the president, the treasurer, the secretary or any assistant or temporary secretary, or one or more of the Trustees, shall be conclusive evidence, in favor of every person, firm, association, trust and corporation acting in good faith in reliance thereon, as to the contents of any vote of the Trustees, or any committee thereof, or of the Shareholders, and as to all matters in such certificate contained relating to the meeting, if any, at which any vote is therein certified to have been passed, including the regularity of the said meeting and the passage of any vote thereat, and as to all other matters and things stated in such certificate, and no person, firm, association, trust or corporation shall be obligated to make any inquiry as to any of the said matters, or as to the election or appointment of any person acting as a Trustee at such meeting, or as to the holding of any shares by any person, firm, association, trust or corporation acting as a Shareholder at such meeting, or be affected by actual or implied notice of any irregularity whatsoever therein.

                 INDEMNIFICATION AND LIMITATION OF LIABILITY

      20. TRUSTEES AND OFFICERS. To the extent legally permissible, each of the Company's Trustees and officers, as defined in Article 24, shall be indemnified by the Trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company.

      21. LIABILITY. No Trustee, officer or agent of the Company shall be liable except for acts or failures to act which at the time would impose liability on him or her if this trust were a Massachusetts business corporation and he or she were a director, officer or agent thereof respectively. In determining what he or she reasonably believes to be in the best interests of the Company, a Trustee may consider the interests of the Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Company, its subsidiaries and its Shareholders, including the possibility that these interests may best be served by the continued independence of the Company. Notwithstanding any provision of law or this Article 21 or any other provision in this declaration of trust contained, a Trustee shall not be liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Trustee. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Trustee for or with respect to any acts or omissions of such Trustee occurring prior to such amendment or repeal.

      22. BOOKS AND REPORTS. In discharging his or her duties a Trustee or officer of the Company, when acting in good faith, shall be fully protected in relying upon the books of account of the Company or of another organization in which he or she serves as contemplated by Article 24, reports made to the Company or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of the Company or of such other organization.

      23. ADVANCE OF EXPENSES. Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in Article 20 may be advanced by the Company prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification.

      24. RIGHTS NOT EXCLUSIVE; DEFINITIONS. The rights of indemnification provided in Article 20 shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement which would be allowed under the laws of The Commonwealth of Massachusetts were the Company a business corporation organized under such laws. As used in Articles 20, 21, 22 and 23 and this Article 24, the terms "Trustee" and "officer" include persons who serve at the request of the Company as directors, officers, or trustees of another organization in which the Company has any direct or indirect interest as a shareholder, creditor or otherwise. An "interested" Trustee or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Articles 20, 21, 22 and 23 and this Article 24 shall affect any rights to indemnification to which Company personnel other than Trustees and officers may be entitled by contract or otherwise under law.
No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

      25. SHAREHOLDERS. In case any Shareholder shall at any time for any reason be held to or be under any personal liability solely by reason of his or her being or having been a Shareholder and not by reason of his or her acts or omissions as a Shareholder, then such Shareholder (or his or her heirs, executors, administrators, or other legal representatives) shall be entitled out of the Trust estate to be held harmless from, and indemnified against, all loss, liability or expense by reason of such liability.

               INTERESTED TRUSTEE, SHAREHOLDERS, AND OFFICERS;
                        RATIFICATION BY SHAREHOLDERS

      26. SHAREHOLDERS, TRUSTEES, OFFICERS AND AGENTS. No agreement, dealing, relationship or arrangement of any kind with the Company, or with any company which may be controlled by the Company or in which the Company may have any interest, in which any Shareholder, Trustee, officer, agent or other representative of the Company shall have a personal interest shall be void or voidable or otherwise affected by such interest nor shall such Shareholder, Trustee, officer, agent or other representative so interested be liable to account in respect thereof, except such effect or liability, if any, as would have resulted under the same circumstances had the Company been a business corporation organized under the laws of The Commonwealth of Massachusetts. No Trustee, officer, agent or other representative of the Company shall be precluded, by his or her office, from acquiring shares or stock in or bonds or other obligations of or from holding any office or place of profit in the Company or any company in which the Company shall be interested as stockholder or otherwise. No Shareholder, by reason of his or her holding such shares, however great in amount, shall be precluded from holding any office or place of profit hereunder or under any company in which the Company or the Trustees shall be interested as stockholder or otherwise.

      27. AUTHORIZATION OR RATIFICATION BY SHAREHOLDERS. Regardless of whether the foregoing provisions have or have not been complied with, any agreement, dealing, relationship or arrangement entered into by or on behalf of the Company or by the Trustees, officers, agents or other representatives of the Company, or by or on behalf of any company in which the Company or the Trustees shall be interested as stockholder, or otherwise, shall not be voided by reason of the interest therein of any Shareholder, Trustee, officer, agent or other representative nor shall any Shareholder, Trustee, officer, agent or other representative being so interested be liable to account to the Company or to the Trustees, officers or Shareholders, or otherwise, for any profit or benefit realized through any such agreement, dealing, relationship or arrangement by reason of such Shareholder, Trustee, officer, agent or other representative holding that position or of the fiduciary relation thereby established, if such agreement, dealing, relationship or arrangement shall have been authorized or ratified by the Shareholders or by the stockholders of any such company, as the case may be, after notice of the fact of the interest therein (including a general statement of the nature and extent of such interest) of such Shareholder, Trustee, officer, agent or other representative, except that if such agreement, dealing, relationship or arrangement was with a Shareholder or Shareholders the authorization or ratification shall be by a majority vote of disinterested Shareholders at a meeting.

                        SHARES OF BENEFICIAL INTEREST

      28. NUMBER; NONASSESSABLE. The entire beneficial interest in the Trust estate and in all business conducted by the Company and all profits earned by it shall be, and during the continuance of this trust shall remain, in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest shall consist of (i) 10,000,000 common shares all of the same class, without par value, and (ii) 1,000,000 preferred shares, each with a par value of one hundred dollars ($100.00) and may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders. Subject to the limitations prescribed by law and the provisions of this declaration of trust, the Trustees are authorized to issue the preferred shares from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Trustees in a resolution or resolutions providing for the issue of such preferred shares. Subject to the powers, preferences and rights of any preferred shares, including any series thereof, having any preference or priority over, or rights superior to, the common shares and except as otherwise provided by law, the holders of the common shares shall have and possess all powers and voting and other rights pertaining to the shares of this Company and each common share shall be entitled to one vote.
 All shares issued and to be issued shall be fully paid and nonassessable except to the extent otherwise specifically provided in the certificates representing such shares. In any issue of common shares, fractional shares may be issued if authorized by the Trustees; and in lieu thereof the Trustees may issue transferable or nontransferable instruments representing or relating to fractional interests (on such terms and in such form as the Trustees shall determine) and may appoint an exchange agent or exchange agents to assist Shareholders in buying or selling such fractional interests.

      29. SHARES PERSONAL PROPERTY; TRUST ONLY. Shares shall be personal property entitling the holders only to the rights and interest in the Trust estate set forth in these presents, and it is expressly declared and agreed by and between the Shareholders, Trustees and officers of the Company that a trust and not a partnership is deemed to be created by this instrument and that irrespective of whether any different status may be held to exist as far as others are concerned, nevertheless as between the said Shareholders, Trustees and officers the Shareholders shall be deemed to hold only the relationship of CESTUIS QUE TRUSTENT to the Trustees, with only such rights as are conferred upon them as such CESTUIS QUE TRUSTENT hereunder.

      30. RIGHTS OF SHAREHOLDERS; LIMITATION ON RIGHTS OF ACTION. No Shareholder shall have or acquire at any time any interest in any specific property, real or personal, at any time forming part of the Trust estate, or any right to any division or partition thereof or any other rights with reference thereto, except to have said property dealt with as herein provided, to receive dividends therefrom, as herein provided, and to share in the distribution of the cash proceeds thereof, or distributions in kind, or both, upon the termination of the trust, as herein provided. No action may be brought by a Shareholder on behalf of the Company unless a prior demand regarding such matter has been made on the Trustees and the Shareholders of the Company.

      31. ADDITIONAL SHARES. Additional common shares may be authorized from time to time by a majority vote of the Shareholders at a meeting. Such additional common shares shall rank equally and be in all respects identical with the common shares originally authorized and may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders.

      32. PREFERRED SHARES. Additional preferred shares may be authorized from time to time by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon, and such additional shares may be issued in one or more classes and in one or more series within a class and shall have such voting powers, full or limited, or no voting powers, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined in the vote authorizing them or by the Trustees pursuant to authority granted to them by such vote or as provided in Article 28.

      33. ALL OTHER CHANGES IN SHARES. Any authorized shares, whether issued or unissued, may, by vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, be changed by increasing or decreasing their par value, be reduced in number, be changed into the same or a different number of shares of any class or classes with or without par value, or be classified or reclassified. In connection with any of the foregoing, the Trustees may increase, decrease or adjust the capital accounts of the Company.

      34. CONSIDERATION FOR ISSUE. Unless otherwise prescribed by vote of the Shareholders, all shares may be issued for money, services or property (including other shares of the Company at the time outstanding), or as a distribution to Shareholders, and upon such terms as to valuation of shares, services or property and otherwise, as the Trustees may in their absolute discretion determine.

      35. NO PREEMPTIVE OR PREFERENTIAL RIGHTS OF SUBSCRIPTION. No holder of shares of any class and no holder of other securities of the Company, convertible or otherwise, shall have any preemptive or preferential right of subscription to, or purchase of, any securities of the Company.

      36. TREASURY SHARES. Shares in the Company acquired by the Company may be canceled and the number of shares issued may thereby be reduced, or such shares may be held in the treasury and be disposed of by the Company, when authorized by the Trustees, as the trustees may from time to time determine; but such shares while so held in the treasury shall not be entitled to any voting rights or to any dividends and shall not be deemed outstanding in computing proportions or percentages of shares hereunder or for any other purpose hereof. Shares canceled pursuant to this Article 36 shall have the status of authorized but unissued shares.

      37. TRANSFER BOOKS. A register or registers shall be kept under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any dividend declared, nor to have any notice given to him or her as herein provided, until he or she has given his or her address to the transfer agent, or such other officer or agent of the Company as shall keep the said register, for entry thereon.

      38. TRANSFER AGENT. The Company, when authorized by the Trustees, may employ in the City of Boston or in any other cities the Trustees may designate a transfer agent or transfer agents and a registrar or registrars. The transfer agent or transfer agents shall keep the said registers and record therein the transfers of any of the said shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

      39. SHARE CERTIFICATES. No certificates certifying the ownership of shares need be issued unless the Trustees otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, the form thereof, and similar matters.

      40. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. In the event the Trustees authorize the issuance of share certificates, a new certificate may be issued to replace any certificate previously issued, on satisfactory evidence that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

      41. TRANSFER OF SHARES. Every transfer of any certificated shares (otherwise than by operation of law) shall be signed by the transferor or by his or her agent thereunto duly authorized in writing, and upon delivery thereof to the Company or a transfer agent of the Company, accompanied by the existing certificate for such shares and such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate therefor shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. A Shareholder of record shall be deemed to be the holder of the share or shares represented thereby for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of a transfer until due presentment of the certificate for such shares or shares for registration of transfer. The Trustees may determine from time to time procedures for the transfer of uncertificated shares.

      42. TRANSFERS BY OPERATION OF LAW. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded in the register as the holder of the said shares, and receive a new certificate for the same, upon production of the proper evidence thereof and delivery of the existing certificate to the Company or a transfer agent of the Company. Until such production of evidence and delivery of the existing certificate, the Shareholder of record shall be deemed to be the holder of such shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy, insolvency or other event. The Trustees may determine from time to time procedures for the transfer by operation of law of uncertificated shares.

      43. JOINT OWNERS. Any two or more persons in whose names any share is registered shall be treated as joint owners of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited or contingent interest in any share. However, any person registered as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a trustee or fiduciary of any kind, and appropriate words may be added to the description to identify such trust.

      44. NO DUTY TO EXAMINE INTO TRUSTS, PLEDGES, ETC., TO WHICH SHARES ARE SUBJECT. The Company shall not, nor shall the Trustees or the Shareholders or any officer of the Company or any transfer agent or other agents of the Company, or the Trustees, be bound to take notice or be affected by notice of any trust, whether express, implied or constructive, or of any charge, pledge or equity to which any of the said shares or the interest of any of the Shareholders in this trust may be subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest by any such Shareholder or his or her personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein, except the persons registered as such Shareholders. The receipt of the person in whose name any share is registered, or, if such share is registered in the names of more than one person, the receipt of any one of such persons, or the receipt of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable or deliverable in respect of such share and from all liability to see to the application thereof.

                          MEETINGS OF SHAREHOLDERS

      45. ANNUAL MEETING. An annual meeting of the Shareholders shall be held on such date as shall be established in the By-laws of the Company or as the Trustees or the chairman or the president may from time to time fix, at the principal office of the Company or at such other place in Massachusetts as may be designated by the Trustees, the chairman or the president, for the purpose of electing Trustees and for such other purposes as may be prescribed by law and hereby or as may be specified in the notice by the Trustees or by the chairman or by the president of the Company. If such annual meeting is omitted as herein provided for, a special meeting may be held in lieu thereof, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at such annual meeting.

      46. SPECIAL MEETINGS. The Trustees, chairman or president of the Company may, whenever any of them think fit, call or direct any officer of the Company to call a special meeting of the Shareholders to be held at the principal office of the Company or, in their discretion, at any other place in Massachusetts, and such special meeting shall be so called by the secretary, or in the case of the death, incapacity or refusal of the secretary, by another officer, upon written application of one or more Shareholders who hold at least forty percent in interest of the shares entitled to vote at such special meeting.

      47. PRESIDING OFFICER. The chairman or, if there is no chairman or the chairman is absent, the president shall preside at every meeting of the Shareholders, but if neither the chairman nor the president is present at the commencement of the meeting, a vice president or the treasurer shall preside at the meeting of the Shareholders.

      48. BUSINESS TO BE TRANSACTED. At any annual or special meeting of Shareholders, no business shall be transacted other than such as is referred to in the notice of the meeting.

      49. NOTICES. A written or printed notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given as hereinafter provided by the secretary or any assistant secretary or by an officer designated by the Trustees to each of the Shareholders entitled to vote thereat at least seven (7) days (including Sundays and holidays) before such meeting. Every notice to any Shareholder required or provided for herein may be given to him or her personally or by mailing it to him or her, postage prepaid, at his or her address specified in the records of the Company. Notice shall be deemed to have been given at the time when it is so mailed. In respect of any share held jointly by several persons, notice so given to any one of them shall be sufficient notice to all of them. Any notice so sent to the address of any Shareholder shall be deemed to have been duly sent in respect of any such share whether held by him or her solely or jointly with others, notwithstanding he or she be then deceased or be bankrupt or insolvent or legally incompetent, and whether the Trustees or any person sending such notice have knowledge or not of his or her death, bankruptcy or insolvency or legal incompetence, until some other person or persons shall be registered as holders. The certificate of the person or persons giving such notice shall be sufficient evidence thereof, and shall protect all persons acting in good faith in reliance on such certificate. Whenever notice of meeting is required to be given to a Shareholder under any provision of Massachusetts law applicable to the Company or of this declaration of trust, a written waiver thereof, executed before or after the meeting by such Shareholder or Shareholder's attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      50. VOTING; QUORUM. At all meetings every Shareholder shall, subject to the provisions of Article 53, have one vote for each share held by him or her and may vote at any meeting or any adjournment or adjournments thereof in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted; and, except as otherwise provided herein, the holders of a majority of all the shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholders shall constitute execution of such proxy by or on behalf of such shareholder. Shares owned directly or indirectly by the Company, if any, shall not be deemed outstanding for this purpose, and the Company shall not, directly or indirectly, vote any share of its own shares. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. No ballot shall be required for any election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.

      51. ADJOURNMENT OF MEETING. Any meeting (or portion thereof) may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting (or portion thereof) may be held as adjourned without further notice.

      52. REQUISITE VOTE TO ACT. Except as otherwise herein provided, when a quorum is present at any meeting, a plurality of votes properly cast for election to any office shall elect to such office, and a majority of the shares represented at the meeting and entitled to vote upon any question properly brought before the meeting shall decide such question. Provisions hereunder for a majority vote of Shareholders at a meeting mean a vote of the holders of a majority of those shares entitled to vote thereon which are represented in person or by proxy at such meeting.

      53. RECORD DATE FOR VOTING, DIVIDENDS AND OFFERINGS. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution or offering, the trustees may from time to time fix in advance a time, which shall be not more than sixty
(60) days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution or the date of the offering, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or such offering, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Company after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining Shareholders having the right to notice of or to vote at a meeting of Shareholders shall be at the close of business on the date next preceding the day on which notice is given, and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Trustees acts with respect thereto.

                     DURATION AND TERMINATION OF TRUST;
                           COMBINATION; AMENDMENTS

      54. DURATION OF TRUST. Unless terminated as provided in Article 8(o) or Article 56, this trust shall continue without limitation of time.

      55.  DEATH OF SHAREHOLDER OR TRUSTEE NOT TO TERMINATE TRUST.   The
death of a Trustee hereunder or of a Shareholder or the dissolution of a Shareholder hereunder during the continuance of this trust shall not operate to terminate this trust, nor shall it entitle the legal representatives of any such Trustee or Shareholder to an accounting or to take any action in the courts or otherwise.

      56.  TERMINATION; COMBINATION; AFFILIATION.  Except as provided in
Article 57 below, the Trustees may terminate this trust at any time, or may cause the Company to be merged, combined, consolidated or otherwise affiliated with another trust, association, company, corporation or other entity, if such termination, merger, combination, consolidation, or affiliation has been authorized by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote thereon or has been authorized pursuant to Article 8(o). Such termination, merger, combination, consolidation or affiliation shall become effective only upon presentation to the Trustees, as required by Article 59, of the counterpart of the certificate referred to in said Article 59, or at such later time as may be specified in the vote effecting such action.

      57.  CERTAIN TRANSACTIONS.

      A. HIGHER VOTE FOR CERTAIN BUSINESS TRANSACTIONS. In addition to any affirmative vote required by law or otherwise in this declaration of trust, and except as otherwise expressly provided in this Article 57:

      (1) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other company (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Shareholder; or

      (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Company, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value (as hereinafter defined) in excess of 5% of the total consolidated book value of the total assets of the Company and its Subsidiaries as of the end of the Company's most recent fiscal year prior to the time the determination is made; or

      (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

      (4) any reclassification of securities (including any reverse stock split) or recapitalization of the Company or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock (as hereinafter defined), or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

      (5) any tender offer or exchange offer made by the Company for shares of Capital Stock which may have the effect of increasing an Interested Shareholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Shareholder's percentage beneficial ownership of the outstanding Capital Stock may exceed 110% of the Interested Shareholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

      (6) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (5);

      shall require the affirmative vote of seventy-five percent
      (75%) of the then outstanding Voting Shares, provided that the 75% voting requirement shall not be applicable to the approval by the Company's shareholders of a Business Transaction (as hereinafter defined) authorized by a two-thirds vote of the Trustees. The provisions of this Section A of this Article 57 shall also not be applicable to any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any shares of Capital Stock from an Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

      B. DEFINITION OF "BUSINESS TRANSACTION." For the purposes of this Article 57 the term "Business Transaction" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of Section A of this Article 57.

      C.  CERTAIN DEFINITIONS.  For purposes of this Article 57:

      (1) The term "Capital Stock" shall mean all the shares of beneficial interest of the Company authorized to be issued from time to time under Article 28 of this declaration of trust.

      (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

      (3) The term "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (a) is the beneficial owner of Voting Shares representing 5% or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares; or (b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Shares representing 5% or more of the votes entitled to be cast by the holders of all the outstanding Voting Shares.

      (4) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 3 above, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph 4, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (5) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      (6)    The term "Associate" used to indicate a
             relationship with any person means (a) any company (other than the Company or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Trustee or officer of the Company or any of its parents or subsidiaries.

      (7) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Company, PROVIDED, HOWEVER, that for the purposes of the definition of Interested Shareholder set forth in paragraph 3 above and the definition of Associate set forth in paragraph 6 above, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

      (8) The term "Voting Shares" means all Capital Stock which by its terms may be voted generally in the election of Trustees of the Company.

      (9) The term "Disinterested Trustee" means any Trustee who is not an Affiliate or Associate or representative of the Interested Shareholder and was a Trustee prior to the time that the Interested Shareholder became an Interested Shareholder, and any Trustee who is a successor of a Disinterested Trustee, is not an Affiliate or Associate or representative of the Interested Shareholder and is recommenced or elected to succeed the Disinterested Trustee by a majority of the Disinterested Trustees.

      D. POWERS OF THE DISINTERESTED TRUSTEES. A majority of the Disinterested Trustees shall have the power and duty to determine for purposes of this Article 57, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, and (3) whether a person is an Affiliate or Associate of another.

      E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED
      SHAREHOLDERS. Nothing contained in this Article 57 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

      F. ALTERATION, AMENDMENT, REPEAL. Notwithstanding any other provisions of this declaration of trust (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or in this declaration of trust), the affirmative vote of the holders of 75% of the then outstanding Voting Shares shall be required to alter, amend or repeal this Article 57; PROVIDED, HOWEVER, that this Section F shall not apply to, and such 75% vote shall not be required for, any alteration, amendment or repeal recommended by a two-thirds vote of the Trustees.

      58. AMENDMENTS. The declaration of trust may be altered, amended, added to or rescinded by an instrument in writing signed by a majority of the Trustees, if the same has been authorized by majority vote of the Shareholders at a meeting, and such other vote, if any, as may be required by the rights or preferences relating to any class or series of shares; provided that if such alteration, amendment, addition or rescission shall in the judgment of the Trustees be of a fundamental character it shall require authorization by vote, at such a meeting, of the holders of a majority of the shares outstanding and entitled to vote thereon; and provided further that any alteration, amendment, addition or rescission of any provision requiring a vote of the holders of a specified percentage of the shares shall be only by vote of the holders of such percentage; and provided further that the provisions of Articles 3 and 4 exempting from personal liability the Shareholders, Trustees, officers, agents and other representatives of the Company may be amended only by unanimous vote of the holders of all shares entitled to vote at the time such vote is taken and such amendment shall take effect only prospectively. Such alteration, amendment, addition or rescission shall become effective at such time as may be specified in the vote effecting such action. Notwithstanding anything preceding in this Article to the contrary but subject to the provisions of
Article 57, the vote of the holders of 75% of the shares issued and outstanding and entitled to vote generally in the election of Trustees shall be required for any alteration, amendment or repeal of Articles 9 and 10; provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal adopted or recommended by 75% of the Trustees then in office. Amendments for the purpose of changing the name of the Company or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in this declaration of trust shall not require authorization by vote of the Shareholders.

      59. CERTIFICATE OF TERMINATION OR AMENDMENT. In case this trust shall be terminated or any merger, combination, consolidation or affiliation shall be effected, or any of the terms, powers and provisions herein contained shall be altered, amended, added to or rescinded, pursuant to the provisions of Article 8(o), Article 56 or Article 58 or other authority, a certificate in any number of counterparts deemed desirable, setting forth such termination, alteration, amendment, addition or rescission or the terms of such merger, combination, consolidation or affiliation and either that the Shareholders have authorized the same in accordance with the provisions of said Article 8(o), Article 56 or Article 58, or the other authority pursuant to which the same has been made, shall be signed by the chairman or president and by the secretary or any assistant secretary and shall be acknowledged by either the chairman or president signing the same and shall be recorded or filed in the various public offices, if any, in which this declaration of trust is then recorded or filed and at the principal office of the Company and in such places as may be required by law, but failure to record or file any such vote or resolution shall not affect the validity thereof.

      60. DISPOSITION OF TRUST ESTATE ON TERMINATION. Upon the termination of this trust the Trustees shall, upon such terms as shall be determined by the Trustees, sell and convert into money or into shares, bonds or other securities or obligations, whether of the purchaser or otherwise, the whole or any part of the Trust estate and shall apportion the proceeds thereof and any property forming part of the Trust estate excepted from such sale among all the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively. In making any sale under this provision the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell, without being answerable for loss, and for the said purposes to execute or cause to be executed all proper deeds and instruments and to do all proper things. The Trustees may, after the distribution of the full amounts of money, if any, due upon liquidation or termination on any preferred shares of any class or series which may be outstanding, divide the whole or any part of the remaining Trust estate in its actual state of investment among the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively, and for such purposes the Trustees shall have power to determine the values of the property comprising said remaining Trust estate.

                                MISCELLANEOUS

      61. FILING. This instrument and any amendment hereto shall be filed with the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of

Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of The Commonwealth of Massachusetts. A restated declaration of trust, integrating into a single instrument all of the provisions of this instrument which are then in effect and operative, may be executed from time to time by the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of this instrument and the various amendments thereto.

      62. PROTECTION OF COMPANY, STOCK OF WHICH HELD BY TRUST. No corporation, trust, association or body politic shall be affected by notice that any of its shares or bonds or other securities or obligations are subject to this trust or be bound to see to the execution of this trust or to ascertain or inquire whether any transfer of any such shares, bonds or securities or obligations by the Company is authorized, notwithstanding such authority may be disputed by some other person, firm, association, trust or corporation.

      63. AUTHORITY OF THE TRUSTEES TO CONSTRUE TERMS HEREOF. The Trustees shall have the authority to construe any of the terms, powers and provisions herein contained and to act on any such construction, and its construction of the same and any action taken pursuant thereto by the Trustees, or any committee, officer or agent in good faith shall be final and conclusive.

      64. EFFECT OF CAPTIONS AND TABLE OF CONTENTS. The captions and Table of Contents are inserted for convenience of reference, and are not to be taken as any part of this instrument or to control or affect the meaning, construction or effect of the same.

      65. COUNTERPARTS. This instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      66. GOVERNING LAW. This instrument is executed by the original Trustees and delivered in The Commonwealth of Massachusetts, and with reference to the statutes and law thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and law of said Commonwealth.

      67. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. The provisions of this instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions would be inconsistent with any of the conditions necessary for qualification of the Company as an exempted holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this instrument, provided that such determination shall not affect any of the remaining provisions of this instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this instrument in any jurisdiction.

                                     ***

      IN WITNESS WHEREOF we have hereunto set our hands and seals at Pittsfield in The Commonwealth of Massachusetts on the date first above mentioned.



                                       /s/ Scott S. Robinson
                                       ------------------------------------
                                       Scott S. Robinson


                                       /s/ Michael J. Marrone
                                       ------------------------------------
                                       Michael J. Marrone


                                       /s/ Cheryl M. Clark
                                       ------------------------------------
                                       Cheryl M. Clark


COMMONWEALTH OF MASSACHUSETTS
COUNTY OF BERKSHIRE, SS.                                     February 17, 1998

      Then personally appeared before me the above-named Scott S. Robinson, Michael J. Marrone and Cheryl M. Clark, and severally acknowledged the foregoing instrument to be their free act and deed.

      WITNESS MY HAND and official seal at Pittsfield, Massachusetts.


NOTARIAL SEAL                          /s/ James M. Avery
                                       ------------------------------------
                                       James M. Avery, Notary Public
                                       My commission expires:  March 8, 2002

Notary Public in and for The Commonwealth of Massachusetts


                                 APPENDIX C



                                   BY-LAWS
                                      OF
                         BERKSHIRE ENERGY RESOURCES


      Section 1.  DECLARATION OF TRUST

1.1 DECLARATION OF TRUST. References herein to the Declaration of Trust shall apply to the Declaration of Trust establishing Berkshire Energy Resources dated February __, 1998, as the same shall be amended from time to time. These By-laws and all matters concerning the conduct and regulation of the business and affairs of the Company shall be subject to such provisions in regard thereto, if any, as are set forth in the Declaration of Trust as from time to time in effect.

      Section 2.  TRUSTEES

2.1. NOMINATIONS. Nominations for the election of Trustees at an annual meeting may be made by the Trustees or a committee appointed by the Trustees or by any Shareholder entitled to vote generally in the election of Trustees; however, any Shareholder entitled to vote generally in the election of Trustees may nominate one or more persons for election as Trustees at an annual meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, postage prepaid, to the secretary not less than 14 days nor more than 50 days prior to any meeting of the Shareholders called for the election of Trustees.
Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Trustee if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

2.2. INSPECTORS. The annual election of Trustees, and of such other officers as may be required to be elected by the Shareholders, shall be conducted by two inspectors appointed by the presiding officer of the meeting, which inspectors shall be duly sworn, and shall in writing certify to the returns. No person who is a candidate for any of the offices to be filled by such election shall act as inspector, judge or clerk of such an election.

2.3. ACTION BY TRUSTEES. The action of the Trustees in respect of any matter shall be by vote passed by the Trustees at a meeting or by a written vote without a meeting signed by all of the Trustees.

2.4. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may by vote from time to time determine, and if so determined no notice thereof need be given, provided, however, that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without notice immediately after and at the same place as the annual meeting of the Shareholders or a special meeting of the Shareholders held in lieu of such annual meeting.

2.5. SPECIAL MEETINGS. A special meeting of the Trustees may be held at any time and at any place when called by the chairman, president, secretary or three or more Trustees, by giving to each of the Trustees reasonable notice thereof.

2.6. ADJOURNMENTS OF MEETINGS. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the place, day and hour set by notice for any meetings of the Shareholders, a majority in interest of the Shareholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of shares requisite to constitute a quorum shall attend in person or by proxy.

2.7. NOTICE. Without implied limitation, a notice thereof, mailed prepaid, addressed to any Trustee, at his or her usual address, and posted in the Commonwealth of Massachusetts, or where the principal office of the Company is situated, at least forty-eight (48) hours before such meeting, or a notice given by telephone or telefax at least twenty-four (24) hours before such meeting, shall be deemed sufficient notice to such Trustee, whether the same be received by him or her or not. It shall not be necessary to give notice of any such meeting to any Trustee who is present at the meeting, or who executes, before or after the meeting, a written waiver of such notice; and if under the foregoing provisions there is no Trustee to whom notice of a meeting need be given, such meeting may be held without call at any time and at any place.

2.8. VOTING. All elections for Trustees shall be by written ballot, and the polls at every such election shall remain open as long as may be reasonably necessary to permit all Shareholders present in person or by proxy to cast their votes. On other matters, upon which Shareholders shall be entitled to vote, voting may be oral.

2.9. PROXY. The person entitled to vote any share of the Company may delegate his power to vote that share by a proxy, signed by the person, or by the holder of his or her duly authorized and executed power of attorney. Such proxy shall be valid for not more than three years from its date. The proxy must be delivered to the secretary of the Company before the time when it is to be used.

2.10. MINUTES OF MEETINGS. The Trustees shall cause to be kept minutes of all meetings of the Trustees and minutes of all meetings of the Shareholders, and all such minutes, if signed or certified by the secretary or any assistant or temporary secretary, shall be conclusive evidence of the matters therein stated.

2.11. PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Unless otherwise prohibited by law, members of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

2.12. COMMITTEES. The Trustees shall, by a vote of the majority of the Trustees then in office, elect from their number an Executive Committee as described in Section 2.13. The Trustees may also from time to time appoint such other committees as it may determine and such committees shall have such powers as shall be specified by vote of the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by the declaration of trust for the conduct of business by the Trustees.

2.13. EXECUTIVE COMMITTEE. The Executive Committee shall consist of three of the members of the Trustees, which three members shall include the Chairman of the Trustees, which shall fix its own rules of proceedings and shall meet where and as provided by such rules of proceeding or by resolution of the Trustees, and at every meeting the presence of a majority shall be necessary to constitute a quorum. All action by the Executive Committee shall be reported to the Trustees at its meeting next succeeding such action. The Chairman of the Trustees shall be Chairman of the Executive Committee and preside at its meetings. During the intervals between the meetings of the Trustees, the Executive Committee shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct the affairs of the Company, in such manner as the Executive Committee shall deem best for the interest of the Company, except the election of Trustees and members of the Executive Committee and the declaration of dividends.

      Section 3.  OFFICERS AND AGENTS

3.1. ENUMERATION; QUALIFICATION. The officers of the Company shall be a president, a treasurer and a secretary and any other officers, including a chairman of the Trustees, as the Trustees may from time to time in their discretion elect or appoint. The Trustees may likewise from time to time appoint or employ or authorize the appointment or employment of agents, employees or representatives of the Company, may fix their compensation, term of employment, duties and powers, or authorize the same to be fixed, and may remove them or terminate their employment or authorize the same to be done. The secretary shall be a resident of Massachusetts unless the Company has a resident agent appointed for the purpose of service of process. Any action taken and any obligations entered into by such officers or agents on behalf of the Company pursuant to authority granted to them shall be binding upon the Trust estate. The Trustees may fix the compensation and duties and powers of the officers or authorize the same to be fixed. Any officer may be but need not be a Shareholder or Trustee and any two or more offices may be held by the same person. Any officer may be required by the Trustees to give bond for the faithful performance of his or her duties to the Company in such amounts and with such sureties as the Trustees may determine.

3.2. RESIGNATION AND REMOVALS. Any officer may resign at any time by delivering his or her resignation in writing to the chairman of the Trustees, if any, the president, the treasurer or the secretary or to a meeting of the Trustees. Such resignation shall be effective upon its receipt unless specified to be effective at some other time. The Trustees may remove any officer elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard before the Trustees. Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Company, no officer resigning or removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless the Trustees shall in their discretion provide for compensation.

3.3.  POWERS.    Subject to law, to the Declaration of Trust, and the other provisions of these By-laws, unless and until the Trustees otherwise determine, the several officers shall have the authority and perform the duties usually incident to their respective offices in the case of corporations and such other duties and powers as the Trustees may from time to time designate.

3.4. ELECTION. The chairman of the Trustees, if any, and the president, treasurer and secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. If the office of the president or the treasurer or secretary becomes vacant, the Trustees may elect a successor by vote of a majority of the Trustees then in office. If the office of any other officer becomes vacant, the Trustees may elect a successor by vote of a majority of the Trustees present. Each such successor shall hold office until his or her successor is chosen and qualified, or until such officer sooner dies, resigns, is removed or becomes disqualified.

3.5.  TENURE.   The chairman of the trustees, the president, the treasurer and the secretary shall continue in office until the first meeting of the Trustees following the next succeeding annual meeting of the Shareholders or the special meeting of the Shareholders held in lieu of such annual meeting, and until his or her successor, if any, is chosen and qualified, and other officers shall hold office until any such officer sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the Trustees.

3.6. CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE TRUSTEES, PRESIDENT AND VICE PRESIDENTS. The Trustees shall designate either the chairman of the Trustees or the president as the chief executive officer of the Company who shall have general charge and supervision of the business of the Company, subject to the control of the Trustees.

      The president, if not designated as the chief executive officer, and any vice presidents shall have the duties and powers as shall be designated by the Trustees from time to time or the chief executive officer of the Company.

3.7. TREASURER AND ASSISTANT TREASURERS. The treasurer shall be in charge of the Company's funds and valuable papers, books of account and accounting records and shall have such other duties and powers as may be designated from time to time by the Trustees or by the chief executive officer of the Company.

      Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees or the chief executive officer of the Company.

3.8. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the Shareholders in a book or series of books to be kept therefor, which book or books shall be kept in the principal office of the Company or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of Shareholders, an assistant secretary, or if there be none or the assistant secretary be absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Company, which shall contain the names and record addresses of all the Shareholders and the amount of shares held by each. The secretary shall keep a true record of the proceedings of all meetings of the Trustees and in the secretary's absence from any such meeting an assistant secretary, or if there be none or the assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

      Any assistant secretary shall have such duties and powers as shall be designated from time to time by the Trustees or the chief executive officer of the Company.

      Section 4.  CAPITAL STOCK

4.1. STOCK CERTIFICATES. Every Shareholder shall be entitled to receive a certificate or certificates specifying the number and kind of shares held by such Shareholder, with such description, if any, as may be necessary to distinguish them from other shares to which different rights are attached. Such certificates shall be signed by the chairman, the president or a vice president and by the treasurer or an assistant treasurer of the Company and countersigned by the transfer agent, if any, and registered by or on behalf of the Trustees or by a registrar, if any, and a notation of such registration shall be endorsed thereon. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar other than a Trustee, officer or employee of the Company. Even though any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Company.

      In lieu of issuing share certificates, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Company for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

4.2. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. In the event the Trustees authorized the issuance of share certificates, subject to Section 4.1, a new certificate may be issued to replace any certificate previously issued, on satisfactory evidence that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

      Section 5.  COMMON SEAL

      The seal of the Company shall bear the inscription: BERKSHIRE ENERGY RESOURCES -- 1998 -- Massachusetts. It may, at any time, be changed by resolution of the Trustees.

      Section 6.  EXECUTION OF PAPERS

      Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted or endorsed on behalf of the Company shall be signed by the chairman of the Trustees, if any, or by the president or by one or more of the vice presidents or the treasurer.

      Section 7.  FISCAL YEAR

      Until the Trustees shall change the same, the fiscal year shall begin on the first day of July in each year.

      Section 8.  CONTROL SHARE ACQUISITIONS

      The provisions of Massachusetts General Laws Chapter 110D as in effect from time to time shall not apply to control share acquisitions of the

Company.

      Section 9.  AMENDMENTS

      These By-laws may be altered, amended or repealed by vote of the majority of the Trustees then in office, except with respect to any provision which by law or by a provision of this trust requires action by the Shareholders.


                                 PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.   Indemnification of Trustees and Officers.

      Holdco's Declaration of Trust (the "Declaration Trust") provides that, to the extent legally permissible, each of Holdco's Trustees and officers shall be indemnified by the Trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Holdco.

      In discharging his or her duties, a Trustee or officer of Holdco, when acting in good faith, shall be fully protected in relying upon the books of account of Holdco or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to the Company or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of the Holdco or of such other organization. The rights of indemnification provided in the Declaration of Trust shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in this provision, the terms "Trustee" and "officer" include persons who serve at the request of Holdco as directors, officers, or trustees of another organization in which Holdco has any direct or indirect interest as a shareholder, creditor or otherwise.

      Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust may be advanced by Holdco prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in this provision shall affect any rights to indemnification to which Holdco personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

      Holdco maintains a policy of insurance covering Trustees' and officers' liability and reimbursement of Holdco for indemnification of a Trustee or officer. The policy covering Trustees' and officers' liability provides for payment on behalf of a Trustee or officer of any Ultimate Net Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such Trustee or officer by reason of any Wrongful Act (as defined therein) subject to certain exclusions.

Item 21.   Exhibits and Financial Statement Schedules.

      The following exhibits are being filed herewith:

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
------    -----------------------

2.1 Agreement and Plan of Merger dated as of February 19, 1998 (attached as Appendix A).

3.1.1  Declaration of Trust of Berkshire Energy Resources (attached as
       Appendix B).

3.1.2  By-laws of Berkshire Energy Resources (attached as Appendix C).

5.1 Opinion of Rich, May, Bilodeau & Flaherty, P.C. as to the legality of the securities being issued.*

8.1 Form of Opinion of Rich, May, Bilodeau & Flaherty, P.C. as to certain federal income tax consequences of the Merger.

13.1 Annual report to Berkshire Gas' shareholders on Form 10-K for the year ended June 30, 1997 (and Berkshire Gas' Annual Report to Shareholders for the year ended June 30, 1997 incorporated therein).*

13.2   Berkshire Gas' definitive Proxy Statement filed with SEC on October
       3, 1997.*

13.3 Quarterly report to Berkshire Gas' shareholders on Form 10-Q for the quarter ended September 30, 1997.*

13.4 Quarterly report to Berkshire Gas' shareholders on Form 10-Q for the quarter ended December 31, 1997.*

23.1 Consent of Rich, May, Bilodeau & Flaherty, P.C. (included in its Opinions filed as Exhibits 5.1 and 8.1, respectively).

23.2   Consent of Deloitte & Touche, LLP.*

99.1   Form of Proxy.

*  Previously filed>


Item 22.   Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (4) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
 In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                 SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield, Commonwealth of Massachusetts, on March 13, 1998.



                                       BERKSHIRE ENERGY RESOURCES


                                       /s/ Scott S. Robinson
                                       _____________________________
                                       Scott S. Robinson
                                       President and Chief Executive Officer



                   POWER OF ATTORNEY AND SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on the 13th day of March, 1998.


Signature                              Capacity
---------                              --------


/s/ Scott S. Robinson
___________________________________
Scott S. Robinson                      Trustee, President, Chief Executive
                                        Officer (principal executive
                                       officer)


                *
___________________________________
Michael J. Marrone                     Trustee, Vice President, Treasurer,
                                       Chief Financial Officer (principal
                                       financial and accounting officer)

                *
___________________________________
Cheryl M. Clark                        Trustee, Secretary


* By: /s/ Scott S. Robinson
___________________________________
Scott S. Robinson
Attorney-in-Fact



                              INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT                                           PAGE
------   -----------------------                                           ----

2.1 Agreement and Plan of Merger dated as of February 19, 1998 (attached as Appendix A).

3.1.1    Declaration of Trust of Berkshire Energy Resources
         (attached as Appendix B).

3.1.2    By-laws of Berkshire Energy Resources (attached as
         Appendix C).

8.1      Form of Opinion of Rich, May, Bilodeau &
         Flaherty, P.C. as to certain federal income tax consequences of the Merger.


99.1     Form of Proxy.